Exhibit 1.2

UNDERWRITING AGREEMENT

June 13, 2023

Brookfield Renewable Corporation
250 Vesey Street, 15th Floor

New York, New York
10281

Brookfield Renewable Partners L.P.
73 Front Street, 5th Floor
Hamilton, HM 12
Bermuda

Dear Sirs/Mesdames:

Re:	Issue of 7,430,000 Class A Exchangeable Subordinate Voting Shares of Brookfield Renewable Corporation

Scotia Capital Inc. (“Scotia”), BMO Nesbitt Burns Inc. (“BMO”), TD Securities Inc. (“TD”), CIBC World Markets Inc. (“CIBC”) and RBC Dominion Securities Inc. (“RBC”, and collectively with Scotia, BMO, TD and CIBC, the “Representatives”) and BofA Securities, Inc., National Bank Financial Inc., Wells Fargo Securities Canada, Ltd., Citigroup Global Markets Canada Inc., Deutsche Bank Securities Inc., J.P. Morgan Securities Canada Inc., Barclays Capital Canada Inc., HSBC Securities (Canada) Inc., Mizuho Securities USA LLC, Desjardins Securities Inc., iA Private Wealth Inc., Manulife Securities Incorporated, Raymond James Ltd., and Sera Global Securities Canada LP (each of the foregoing, an “Underwriter”, and, collectively, the “Underwriters”) understand that Brookfield Renewable Corporation (“BEPC”) proposes to issue an aggregate of 7,430,000 class A exchangeable subordinate voting shares (the “Exchangeable Shares”) through the Underwriters (the “Offering”).

Subject to the terms and conditions set forth in this Agreement, the Underwriters severally (in accordance with the percentages set forth in Section 19.1) and not jointly offer to purchase all but not less than all of the Exchangeable Shares at a purchase price of $33.80 per Exchangeable Share (the “Offering Price”), for an aggregate purchase price of $251,134,000 (the “Purchase Price”), and by its acceptance of this offer BEPC agrees, in accordance with the terms and conditions set forth in this Agreement, to issue and sell the Exchangeable Shares to the Underwriters. In addition, BEPC hereby grants to the Underwriters the Over-Allotment Option (as defined herein) and agrees to sell to the Underwriters the Additional Exchangeable Shares (as defined herein) on the same basis as the purchase of the Exchangeable Shares, to the extent that the Over-Allotment Option is exercised by the Underwriters. Each Exchangeable Share and Additional Exchangeable Share, if any, is exchangeable at the option of the holder for one non-voting limited partnership unit (each, a “Unit” and collectively, the “Units”) of Brookfield Renewable Partners L.P. (the “Partnership” and together with BEPC, “Brookfield Renewable”) (subject to adjustment to reflect certain capital events) or its cash equivalent (the form of payment to be determined at the election of Brookfield Renewable).

Reference is also made to the concurrent public offering (the “Concurrent BEP Offering”) by the Partnership of 8,200,000 Units through the Underwriters pursuant to an underwriting agreement between the Partnership and the Underwriters dated as of the date hereof at a price of $30.35 per Unit (the “BEP Offering Price”). The Partnership has also agreed to sell 5,148,270 Units to BAM Re Holdings Ltd., a subsidiary of Brookfield Reinsurance Ltd. (“BNRE”) on a private placement basis at a price of $29.136 per Unit, (being the BEP Offering Price, net of the underwriting fee in respect of the Units issued pursuant to the Concurrent BEP Offering).

In consideration of the agreement of the Underwriters to purchase the Exchangeable Shares and the Additional Exchangeable Shares (if applicable) and the services rendered and to be rendered by the Underwriters in connection herewith, BEPC agrees to pay the Underwriting Fee to the Underwriters. Payment of the Purchase Price by the Underwriters and of the Underwriting Fee payable in connection therewith by BEPC will be made at the Closing Time (as defined herein) against delivery by BEPC of the Exchangeable Shares. Payment of the Additional Purchase Price (as defined herein), if applicable, by the Underwriters and of the Underwriting Fee payable in connection therewith by BEPC will be made at the Over-Allotment Option Closing Time (as defined herein) against delivery by the Partnership of the Additional Exchangeable Shares. All dollar amounts referred to herein are expressed in United States dollars and “$” shall mean United States dollars, except where otherwise indicated.

The following are the terms and conditions of the agreement between BEPC, the Partnership and the Underwriters.

1	Definitions

1.1	Unless otherwise defined in this Agreement, the following terms shall have the following meanings, respectively:

(a)	“this Agreement”, “hereto”, “herein”, “hereunder”, “hereof” and similar expressions refer to the agreement resulting from the acceptance by BEPC and the Partnership of this offer and not to any particular Section or other portion of this Agreement;

(b)	“Additional Exchangeable Shares” has the meaning ascribed thereto in Section 5.1 hereof;

(c)	“Additional Purchase Price” has the meaning ascribed thereto in Section 5.1 hereof;

(d)	“affiliate” has the meaning set forth in Rule 405 under the Securities Act;

(e)	“Agreements and Instruments” has the meaning ascribed thereto in Section 11.1(j) hereof;

(f)	“Anti-Money Laundering Laws” has the meaning ascribed thereto in Section 11.1(nn)(ii) hereof ;

(g)	“Applicable Securities Laws” means the Canadian Securities Laws and the U.S. Securities Laws;

(h)	“Applicable Time” has the meaning ascribed thereto in Section 3.3 hereof;

(i)	“Audit Committees” has the meaning ascribed thereto in Section 11.1(t) hereof;

(j)	“BEP Offering Price” has the meaning ascribed thereto in the third paragraph of this Agreement;

(k)	“BEPC” has the meaning ascribed thereto in the first paragraph of this Agreement;

(l)	“BHC Act Affiliate” has the meaning ascribed thereto in Section 23.12 hereof;

(m)	“Bid Letter” means the letter agreement, dated June 12, 2023, between each of the Partnership, BEPC and the Representatives relating to the Offering and the Concurrent BEP Offering;

(n)	“Bid Letter Time” means 4:15 p.m. eastern time on June 12, 2023, which was the time that the Bid Letter was signed;

(o)	“BNRE” has the meaning ascribed thereto in the third paragraph of this Agreement;

(p)	“BNRE Investment” means the sale by the Partnership of Units to BAM Re Holdings Ltd. as described in the third paragraph of this Agreement;

(q)	“BRELP” means Brookfield Renewable Energy L.P.;

(r)	“Brookfield Renewable” has the meaning ascribed thereto in the second paragraph of this Agreement;

(s)	“business day” means a day other than a Saturday, a Sunday or a statutory holiday in the City of Toronto, Ontario or New York, New York;

(t)	“Canadian Securities Laws” means the securities acts or similar statutes of the Qualifying Jurisdictions and all regulations, rules, policy statements, notices and blanket orders or rulings thereunder applicable to BEPC and the Partnership;

(u)	“Canadian Shelf Prospectus” means the (final) short-form base shelf prospectus of BEPC and the Partnership dated October 31, 2022 (in the English and French languages) filed with the Securities Commissions, including the documents incorporated by reference therein;

(v)	“Canadian Supplement” means the prospectus supplement of BEPC and the Partnership to be dated June 13, 2023, including the documents incorporated by reference therein, which, together with the Canadian Shelf Prospectus, will qualify the distribution of the Exchangeable Shares and the Additional Exchangeable Shares (if applicable) in each of the Qualifying Jurisdictions (in the English and French languages);

(w)	“Closing Date” means June 16, 2023 or such earlier or later date, as BEPC, the Partnership and the Underwriters may agree upon in writing;

(x)	“Closing Time” means 8:00 a.m. (Toronto time) on the Closing Date, or such other time on the Closing Date as BEPC, the Partnership and the Underwriters may agree upon in writing;

(y)	“Concurrent BEP Offering” has the meaning ascribed thereto in the third paragraph of this Agreement;

(z)	“Covered Entity” has the meaning ascribed thereto in Section 23.12 hereof;

(aa)	“Default Right” has the meaning ascribed thereto in Section 23.12 hereof;

(bb)	“Disclosure Package” has the meaning ascribed thereto in Section 3.3 hereof;

(cc)	“Distribution Period” means the period commencing on the date of this Agreement and ending on the earlier of:

(i)	the date on which all of the Exchangeable Shares and the Additional Exchangeable Shares, if any, have been sold by the Underwriters to the public; and

(ii)	30 days after the Closing Date;

(dd)	“Effective Date” has the meaning ascribed thereto in Section 3.3 hereof;

(ee)	“Environmental Laws” has the meaning ascribed thereto in Section 11.1(p) hereof;

(ff)	“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder;

(gg)	“Exchangeable Shares” has the meaning ascribed thereto in the first paragraph of this Agreement;

(hh)	“Exchanges” means the TSX and the NYSE;

(ii)	“General Partner” has the meaning ascribed thereto in Section 11.1(h) hereof;

(jj)	“Governmental Licenses” has the meaning ascribed thereto in Section 11.1(n) hereof;

(kk)	“Hazardous Materials” has the meaning ascribed thereto in Section 11.1(p) hereof;

(ll)	“IFRS” has the meaning ascribed thereto in Section 11.1(d) hereof;

(mm)	“Indemnified Parties” has the meaning ascribed thereto in Section 17.3 hereof;

(nn)	“Indemnified Partnership Parties” has the meaning ascribed thereto in Section 17.3 hereof;

(oo)	“Indemnified Underwriter Parties” has the meaning ascribed thereto in Section 17.1 hereof;

(pp)	“Indemnifying Party” has the meaning ascribed thereto in Section 17.5 hereof;

(qq)	“internal controls” has the meaning ascribed thereto in Section 11.1(t);

(rr)	“Investment Company Act” has the meaning ascribed thereto in Section 11.1(x) hereof;

(ss)	“Issuer Free Writing Prospectus” has the meaning ascribed thereto in Section 3.3 hereof;

(tt)	“IT Systems” has the meaning ascribed thereto in Section 11.1(tt);

(uu)	“Judgment Currency” has the meaning ascribed thereto in Section 23.11;

(vv)	“June 2023 Marketing Materials” means the following written documents that constitute the template versions of marketing materials that are required to be filed with the Securities Commissions in the Qualifying Jurisdictions in accordance with NI 44-102: the document dated June 12, 2023 entitled “Brookfield Renewable Partners L.P. – Offering of Limited Partnership Units and Brookfield Renewable Corporation – Offering of Class A Exchangeable Subordinate Voting Shares – Term Sheet”;

(ww)	“marketing materials” has the meaning ascribed thereto in NI 41-101;

(xx)	“material” or “materially”, when used in relation to (i) BEPC, means material in relation to BEPC and its subsidiaries on a consolidated basis, and (ii) the Partnership or the Partnership Entities, means material in relation to the Partnership Entities on a consolidated basis;

(yy)	“Material Adverse Effect” has the meaning ascribed thereto in Section 11.1(e) hereof;

(zz)	“material change”, “material fact” and “misrepresentation” have the meanings attributed thereto under Applicable Securities Laws;

(aaa)	“NI 41-101” means National Instrument 41-101 – General Prospectus Requirements of the Canadian Securities Administrators, as amended from time to time;

(bbb)	“NI 44-102” means National Instrument 44-102 – Shelf Distributions of the Canadian Securities Administrators, as amended from time to time;

(ccc)	“NYSE” means the New York Stock Exchange;

(ddd)	“NYSE Rules” means the rules of the NYSE;

(eee)	“OFAC” has the meaning ascribed thereto in Section 11.1(w) hereof;

(fff)	“Offering” has the meaning ascribed thereto in the first paragraph of this Agreement;

(ggg)	“Offering Price” has the meaning ascribed thereto in the second paragraph of this Agreement;

(hhh)	“Over-Allotment Option” has the meaning ascribed thereto in Section 5.1 hereof;

(iii)	“Over-Allotment Option Closing Date” has the meaning ascribed thereto in Section 5.1 hereof;

(jjj)	“Over-Allotment Option Closing Time” has the meaning ascribed thereto in Section 5.1 hereof;

(kkk)	“Partnership” has the meaning ascribed thereto in the first paragraph of this Agreement;

(lll)	“Partnership Entities” means the Partnership and each of its controlled subsidiaries;

(mmm)	“Personal Data” has the meaning ascribed thereto in Section 11.1(tt) hereof;

(nnn)	“PFIC” has the meaning ascribed thereto in Section 11.1(w) hereof;

(ooo)	“Purchase Price” has the meaning ascribed thereto in the second paragraph of this Agreement;

(ppp)	“Qualifying Jurisdictions” means each of the provinces and territories of Canada;

(qqq)	“registration rights” has the meaning ascribed thereto in Section 11.1(mm) hereof;

(rrr)	“Repayment Event” has the meaning ascribed thereto in Section 11.1(j) hereof;

(sss)	“Representatives” has the meaning ascribed thereto in the first paragraph of this Agreement;

(ttt)	“REUs” means the redeemable limited partnership units of BRELP;

(uuu)	“Rules and Regulations” means the rules and regulations of the SEC;

(vvv)	“Sanctioned Country” has the meaning ascribed thereto in Section 11.1(w) hereof;

(www)	“Sanctions” has the meaning ascribed thereto in Section 11.1(w) hereof;

(xxx)	“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations promulgated thereunder;

(yyy)	“SEC” means the U.S. Securities and Exchange Commission;

(zzz)	“Securities Act” means the U.S. Securities Act of 1933, as amended, and the rules and regulations promulgated thereto;

(aaaa)	“Securities Commissions” means the securities commission or other securities regulatory authority in each of the Qualifying Jurisdictions;

(bbbb)	“SEDAR” means the System for Electronic Document Analysis and Retrieval administered by CDS Clearing and Depository Services Inc.;

(cccc)	“Selected Financial Information” has the meaning ascribed thereto in Section 6.1(c) hereof;

(dddd)	“Series 5 Preferred Units” has the meaning ascribed thereto in Section 11.1(g) hereof;

(eeee)	“Series 7 Preferred Units” has the meaning ascribed thereto in Section 11.1(g) hereof;

(ffff)	“Series 8 Preferred Units” has the meaning ascribed thereto in Section 11.1(g) hereof;

(gggg)	“Series 9 Preferred Units” has the meaning ascribed thereto in Section 11.1(g) hereof;

(hhhh)	“Series 10 Preferred Units” has the meaning ascribed thereto in Section 11.1(g) hereof;

(iiii)	“Series 11 Preferred Units” has the meaning ascribed thereto in Section 11.1(g) hereof;

(jjjj)	“Series 12 Preferred Units” has the meaning ascribed thereto in Section 11.1(g) hereof;

(kkkk)	“Series 13 Preferred Units” has the meaning ascribed thereto in Section 11.1(g) hereof;

(llll)	“Series 14 Preferred Units” has the meaning ascribed thereto in Section 11.1(g) hereof;

(mmmm)	“Series 15 Preferred Units” has the meaning ascribed thereto in Section 11.1(g) hereof;

(nnnn)	“Series 16 Preferred Units” has the meaning ascribed thereto in Section 11.1(g) hereof;

(oooo)	“Series 17 Preferred Units” has the meaning ascribed thereto in Section 11.1(g) hereof;

(pppp)	“Series 18 Preferred Units” has the meaning ascribed thereto in Section 11.1(g) hereof;

(qqqq)	“standard term sheet” has the meaning ascribed thereto in NI 41-101;

(rrrr)	“Subsequent Disclosure Documents” means any financial statements, management proxy circulars, annual information forms, material change reports, filings with the SEC or Securities Commissions or other documents issued by the Partnership after the date of this Agreement which are included or incorporated by reference in the Supplemented Canadian Prospectus or the U.S. Prospectus;

(ssss)	“subsidiary” has the meaning set forth in Rule 405 under the Securities Act;

(tttt)	“Supplemented Canadian Prospectus” means the Canadian Shelf Prospectus, as supplemented by the Canadian Supplement, as may be amended from time to time, together with all documents and information incorporated therein by reference relating to the qualification for distribution of the Exchangeable Shares and Additional Exchangeable Shares, if any, under the Canadian Securities Laws in all the Qualifying Jurisdictions through the Underwriters;

(uuuu)	“template version” has the meaning ascribed thereto in NI 41-101;

(vvvv)	“TMX Group” has the meaning ascribed thereto in Section 22.1 hereof;

(wwww)	“TSX” means the Toronto Stock Exchange;

(xxxx)	“Underwriters” has the meaning ascribed thereto in the first paragraph of this Agreement;

(yyyy)	“Underwriting Fee” means the fee to be paid to the Underwriters under this Agreement of $1.352 per Exchangeable Share or Additional Exchangeable Share, as applicable, subject to Section 2 hereof;

(zzzz)	“Underwriting Information” has the meaning ascribed thereto in Section 17.3 hereof;

(aaaaa)	“Units” has the meaning ascribed thereto in the first paragraph of this Agreement;

(bbbbb)	“U.S. Base Prospectus” has the meaning ascribed thereto in Section 3.3 hereof;

(ccccc)	“U.S. Preliminary Prospectus” has the meaning ascribed thereto in Section 3.3 hereof;

(ddddd)	“U.S. Prospectus” has the meaning ascribed thereto in Section 3.3 hereof;

(eeeee)	“U.S. Prospectus Delivery Period” means such period of time after the first date of the public offering of the Exchangeable Shares and the Additional Exchangeable Shares, if any, as in the opinion of counsel for the Underwriters a prospectus relating to such Exchangeable Shares or Additional Exchangeable Shares, if any, is required by law to be delivered (or required to be delivered but for Rule 172 under the Securities Act) in connection with sales of such Exchangeable Shares or Additional Exchangeable Shares, if any, by any Underwriter or dealer;

(fffff)	“U.S. Registration Statement” has the meaning ascribed thereto in Section 3.3 hereof; and

(ggggg)	“U.S. Securities Laws” means, collectively, the Sarbanes-Oxley Act, the Securities Act, the Exchange Act, the Rules and Regulations, the auditing principles, rules, standards and practices applicable to auditors of “issuers” (as defined in the Sarbanes-Oxley Act) promulgated or approved by the Public Company Accounting Oversight Board and, as applicable, the NYSE Rules; and

(hhhhh)	“U.S. Special Resolution Regime” has the meaning ascribed thereto in Section 23.12 hereof.

Other terms which are defined elsewhere in this Agreement have the meanings so ascribed.

2	Underwriting Fee

The Underwriting Fee payable by BEPC to the Underwriters pursuant to the Offering shall be calculated based on all of the Exchangeable Shares purchased hereunder. The Underwriting Fee payable by the Partnership to the Underwriters pursuant to the Over-Allotment Option shall be calculated based on all of the Additional Exchangeable Shares purchased hereunder.

3	Filing of U.S. Registration Statement, Prospectuses and Related Matters

3.1	Each of BEPC and the Partnership represents and warrants that:

(a)	it is qualified (in the case of BEPC, pursuant to the exemptive relief dated July 23, 2020 from the Ontario Securities Commission on behalf of each of the Securities Commissions) to file a prospectus in Canada in the form of a base shelf prospectus pursuant to the provisions of NI 44-102 for the distribution of the Exchangeable Shares and the Additional Exchangeable Shares, if any; and

(b)	it has fulfilled all of the requirements to be fulfilled by it, including the filing of all continuous disclosure materials required to be filed in Canada pursuant to applicable Canadian Securities Laws, but excluding the preparation and filing of the Canadian Supplement, to enable the Exchangeable Shares and the Additional Exchangeable Shares, if any, to be offered for sale and sold to the public in all of the Qualifying Jurisdictions through registrants who have complied with the relevant provisions of applicable Canadian Securities Laws.

3.2	BEPC and the Partnership shall:

(a)	file the Canadian Supplement (in the English and French languages, as appropriate) in form and substance satisfactory to the Underwriters, acting reasonably, and file all other documents required under Canadian Securities Laws with the Securities Commissions not later than 10:00 p.m. (Toronto time) on June 13, 2023 (or such later date or dates as may be agreed to in writing by the Underwriters) and otherwise fulfill all legal requirements to enable the Exchangeable Shares and the Additional Exchangeable Shares, if any, to be offered and sold to the public in each of the Qualifying Jurisdictions through the Underwriters or any other investment dealer or broker registered in the applicable province or territory in the Qualifying Jurisdictions;

(b)	file the U.S. Prospectus with the SEC within the time periods specified by Rule 424(b) and Rule 430A, 430B or 430C under the Securities Act; file any Issuer Free Writing Prospectus to the extent required by Rule 433 under the Securities Act; file promptly all reports and any other information required to be filed by BEPC and the Partnership with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the U.S. Prospectus and for so long as the delivery of a prospectus is required in connection with the offer or sale of the Exchangeable Shares and Additional Exchangeable Shares, if any;

(c)	pay the SEC registration fee for this Offering within the time period required by Rule 456(b)(1) under the Securities Act and in any event prior to the Closing Date, to the extent any such SEC registration fee is required; and

(d)	during the Distribution Period, qualify the Exchangeable Shares for offer, sale and distribution under the securities or “blue sky” laws of such jurisdictions as the Representatives shall reasonably request, after prior consultation with BEPC and the Partnership, and promptly take or cause to be taken all additional steps and proceedings that from time to time may be required under the Applicable Securities Laws and to continue to qualify the Exchangeable Shares and the Additional Exchangeable Shares, if any, for offer, sale and distribution or, in the event that the Exchangeable Shares or the Additional Exchangeable Shares have, for any reason, ceased to so qualify, to again qualify the Exchangeable Shares and the Additional Exchangeable Shares, if any, for offer, sale and distribution; provided, that in connection therewith BEPC and the Partnership shall not, in any event, be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction or subject itself to taxation in any jurisdiction.

3.3	Each of BEPC and the Partnership represents, warrants and agrees that a registration statement on Form F-3 (File Nos. 333-258728 and 333-258728-01) relating to the Exchangeable Shares and the Additional Exchangeable Shares has (i) been prepared by BEPC and the Partnership in conformity with the requirements of the Securities Act and the Rules and Regulations; (ii) been filed with the SEC under the Securities Act; and (iii) become effective under the Securities Act. Copies of such registration statement and any amendment thereto have been delivered by BEPC and the Partnership to the Representatives of the Underwriters. As used in this Agreement:

(a)	“Applicable Time” means 10:10 a.m. (New York City time) on June 13, 2023;

(b)	“Disclosure Package” means the U.S. Base Prospectus, as amended and supplemented by the U.S. Preliminary Prospectus dated June 12, 2023, the other information, if any, stated in Schedule A to this Agreement and each Issuer Free Writing Prospectus listed on Schedule B hereto;

(c)	“Effective Date” means the date and time as of which such registration statement, or the most recent post-effective amendment thereto, was declared effective by the SEC;

(d)	“Issuer Free Writing Prospectus” means each “free writing prospectus” (as defined in Rule 433 under the Securities Act) in connection with the offering of the Exchangeable Shares and the Additional Exchangeable Shares prepared by or on behalf of BEPC and the Partnership or used or referred to by BEPC and the Partnership in the form filed or required to be filed with the SEC or, if not required to be filed, in the form retained in BEPC’s records pursuant to Rule 433(g) under the Securities Act;

(e)	“U.S. Base Prospectus” means the base prospectus filed as part of such registration statement, in the form in which it has most recently been filed with the SEC on or prior to the date of this Agreement.

(f)	“U.S. Preliminary Prospectus” means any preliminary prospectus (including any preliminary prospectus supplement and any amendment thereto) relating to the Exchangeable Shares and the Additional Exchangeable Shares, if any, filed with the SEC pursuant to Rule 424(b) under the Securities Act;

(g)	“U.S. Prospectus” means the final prospectus supplement relating to the Exchangeable Shares and the Additional Exchangeable Shares, if any, filed with the SEC pursuant to Rule 424(b) under the Securities Act, including the U.S. Base Prospectus; and

(h)	“U.S. Registration Statement” means the various parts of such registration statement, including all exhibits thereto and including any prospectus or information supplement relating to Exchangeable Shares and the Additional Exchangeable Shares, if any, that is filed with the SEC and deemed by virtue of Rule 430B or Rule 430C under the Securities Act to be part of such registration statement as of the Effective Date.

Any reference herein to the U.S. Base Prospectus, the Disclosure Package, any U.S. Preliminary Prospectus or the U.S. Prospectus shall be deemed to refer to and include the documents incorporated by reference therein, as of the date of such prospectus; any reference to any amendment or supplement to the U.S. Base Prospectus, any U.S. Preliminary Prospectus or the U.S. Prospectus shall be deemed to refer to and include any post-effective amendment to the U.S. Registration Statement, any prospectus supplement relating to the Exchangeable Shares and the Additional Exchangeable Shares, if any, filed with the SEC pursuant to Rule 424(b) under the Securities Act and any documents filed under the Exchange Act, and incorporated therein, in each case after the date of the U.S. Base Prospectus, any U.S. Preliminary Prospectus, or the U.S. Prospectus, as the case may be; and any reference to any amendment to the U.S. Registration Statement shall be deemed to refer to and include any annual report of the Partnership filed pursuant to Section 13(a) or 15(d) of the Exchange Act after the Effective Date.

3.4	Each of BEPC and the Partnership agrees to prepare the U.S. Prospectus in a form satisfactory to the Representatives, acting reasonably, and to file such U.S. Prospectus pursuant to Rule 424(b) under the Securities Act not later than the SEC’s close of business on the second business day following the execution and delivery of this Agreement; and to make no further amendment or any supplement to the U.S. Registration Statement or the U.S. Prospectus prior to the Closing Date or the last Over-Allotment Option Closing Date, if any, except as provided herein.

4	Due Diligence

4.1	During the Distribution Period, prior to the filing with any Securities Commissions or the SEC, as applicable, of any Subsequent Disclosure Documents, any amendment to the Canadian Shelf Prospectus or Canadian Supplement, or any amendment to the U.S. Registration Statement or the U.S. Prospectus, BEPC and the Partnership shall have allowed the Underwriters and their counsel to participate fully in the preparation of, and to approve the form of, such documents and to have reviewed any documents included or incorporated by reference therein.

4.2	During the Distribution Period, BEPC and the Partnership shall allow the Underwriters to conduct all due diligence which they may reasonably require in order to fulfill their obligations as underwriters, including to comply with Applicable Securities Laws, and in order to enable the Underwriters responsibly to execute the certificates required to be executed by them in the Supplemented Canadian Prospectus and in any amendment thereto.

5	Over-Allotment Option

5.1	BEPC hereby grants to the Underwriters, in the respective percentages set forth in Section 19.1 hereof, an irrevocable option (the “Over-Allotment Option”) to purchase up to 1,110,000 Exchangeable Shares (the “Additional Exchangeable Shares”) for the purchase price of $33.80 per Additional Exchangeable Share, being an aggregate purchase price of up to $37,518,000 (the “Additional Purchase Price”). If the Representatives, on behalf of the Underwriters, elect to exercise the Over-Allotment Option, the Representatives shall notify BEPC in writing not later than 5:00 p.m. (New York City time) on the 30th day after the Closing Date, which notice shall specify the number of Additional Exchangeable Shares to be purchased by the Underwriters and the date (the “Over-Allotment Option Closing Date”) and time at which such Additional Exchangeable Shares are to be purchased (the “Over-Allotment Option Closing Time”) which date shall be no earlier than three business days or later than five business days after the exercise of the Over-Allotment Option and, in any event, may not be earlier than the Closing Date. Additional Exchangeable Shares may be purchased solely for the purpose of covering over-allotments made in connection with the Offering, if any, and for market stabilization purposes. If any Additional Exchangeable Shares are purchased, each Underwriter agrees, severally and not jointly, to purchase the number of Additional Exchangeable Shares (subject to such adjustments to eliminate fractional Exchangeable Shares as the Underwriters may determine) that bears the same proportion to the total number of Additional Exchangeable Shares to be purchased as the number of Exchangeable Shares being purchased by such Underwriter bears to the total number of Exchangeable Shares purchased.

6	Delivery of Prospectuses and Related Documents

6.1	BEPC and the Partnership shall deliver to the Underwriters’ counsel prior to or contemporaneously, as nearly as practicable, with the execution of this Agreement and in any event no later than the date of the U.S. Prospectus and Supplemented Canadian Prospectus, a copy of the following for each of the Underwriters and Underwriters’ counsel:

(a)	the Supplemented Canadian Prospectus in the English and French languages as filed with the Securities Commissions if such documents have not previously been delivered to Underwriters’ counsel;

(b)	all documents, in the English and French languages, incorporated by reference, or containing information incorporated by reference, into the Supplemented Canadian Prospectus, if such documents have not previously been delivered to the Underwriters’ counsel or made available on SEDAR;

(c)	required opinions of counsel addressed to BEPC, the Partnership, the Underwriters, counsel to BEPC and the Partnership and the Underwriters’ counsel, to the effect that the French version of the Supplemented Canadian Prospectus and the documents incorporated by reference therein, except for certain financial or statistical information (the “Selected Financial Information”), is in all material respects a complete and proper translation of the English version thereof;

(d)	an opinion of Ernst & Young LLP, auditors for BEPC and the Partnership, addressed to BEPC, the Partnership, the Underwriters, counsel for BEPC and the Partnership and the Underwriters’ counsel, to the effect that the Selected Financial Information contained or incorporated by reference in the French version of the Supplemented Canadian Prospectus includes the same information and in all material respects carries the same meaning as the English language versions of such Selected Financial Information contained or incorporated by reference in the English version thereof; and

(e)	a long-form “comfort letter” from Ernst & Young LLP, as auditor of BEPC and the Partnership, dated as of the date hereof, in respect of the financial statements of BEPC and the Partnership and specified financial or statistical information contained or incorporated by reference in the Supplemented Canadian Prospectus, the U.S. Registration Statement, the Disclosure Package or the U.S. Prospectus, which letter shall be in addition to the auditors’ report of Ernst & Young LLP in respect of BEPC and the Partnership incorporated by reference into the U.S. Prospectus and the Supplemented Canadian Prospectus (with the requisite procedures to be completed by Ernst & Young LLP within two business days of such date), addressed to the directors of the General Partner and to the Underwriters, in form and substance acceptable to the Underwriters, acting reasonably.

6.2	The delivery by BEPC and the Partnership to the Underwriters of the Supplemented Canadian Prospectus shall constitute a representation and warranty to the Underwriters by BEPC and the Partnership that:

(a)	the information and statements contained or incorporated by reference in the Supplemented Canadian Prospectus (except for any information and statements furnished in writing by the Underwriters for inclusion in the Supplemented Canadian Prospectus, it being understood and agreed that the only such information and statements are those described as “Underwriting Information” in Section 17.3 hereof) constitute full, true and plain disclosure of all material facts relating to BEPC, the Partnership, the Exchangeable Shares and the Additional Exchangeable Shares, if any; and

(b)	no material fact or information has been omitted from the Supplemented Canadian Prospectus (except for any information and statements furnished in writing by the Underwriters for inclusion in the Supplemented Canadian Prospectus, it being understood and agreed that the only such information and statements are those described as “Underwriting Information” in Section 17.3 hereof) which is required to be stated in such disclosure or is necessary to make the statements or information contained in such disclosure not misleading in light of the circumstances in which they were made.

Such delivery shall also constitute the consent of BEPC and the Partnership to the use of the Supplemented Canadian Prospectus by the Underwriters in connection with the distribution of the Exchangeable Shares and the Additional Exchangeable Shares in the Qualifying Jurisdictions in compliance with this Agreement and Applicable Securities Laws.

6.3	The delivery by BEPC and the Partnership to the Underwriters of the Disclosure Package and the U.S. Prospectus shall constitute a representation and warranty to the Underwriters (a) by each of BEPC and the Partnership that the Disclosure Package or the U.S. Prospectus, as applicable, except for any information and statements furnished in writing by the Underwriters for inclusion in the Disclosure Package or the U.S Prospectus, it being understood and agreed that the only such information and statements are those described as “Underwriting Information” in Section 17.3 hereof, does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. Such delivery shall also constitute the consent of BEPC and the Partnership to the use of the Disclosure Package and the U.S. Prospectus by each of the Underwriters in connection with the distribution of the Exchangeable Shares and the Additional Exchangeable Shares, if any.

6.4	Before using, authorizing, approving, referring to or filing any Issuer Free Writing Prospectus, and before filing any amendment or supplement to the U.S. Registration Statement, the Disclosure Package or the U.S. Prospectus, BEPC and the Partnership will furnish to the Representatives and counsel for the Underwriters a copy of the proposed Issuer Free Writing Prospectus, amendment or supplement for review and will not use, authorize, approve, refer to or file any such Issuer Free Writing Prospectus or file any such proposed amendment or supplement to which the Representatives reasonably object.

6.5	BEPC and the Partnership will, pursuant to reasonable procedures developed in good faith, retain copies of each Issuer Free Writing Prospectus that is not filed with the SEC in accordance with Rule 433 under the Securities Act.

6.6	BEPC and the Partnership will make generally available to their security holders as soon as reasonably practicable an earnings statement that satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 under the Securities Act covering a period of at least twelve months beginning with the first fiscal quarter of the Partnership occurring after the “effective date” (as defined in Rule 158 under the Securities Act) of the U.S. Registration Statement.

7	Commercial Copies of Prospectuses

7.1	BEPC and the Partnership shall deliver to the Underwriters, as soon as practicable and in any event within two business days of the date of filing the Supplemented Canadian Prospectus with the Securities Commissions, at offices in the Qualifying Jurisdictions designated by the Underwriters, the number of commercial copies of the Supplemented Canadian Prospectus in the English and French languages specified by the Underwriters in writing to BEPC and the Partnership on or before the date of the Supplemented Canadian Prospectus.

7.2	BEPC and the Partnership shall from time to time deliver to the Underwriters as soon as practicable at the offices in the Qualifying Jurisdictions designated by the Underwriters the number of commercial copies of any amendment to the Supplemented Canadian Prospectus, which the Underwriters may from time to time request.

7.3	BEPC and the Partnership shall deliver any U.S. Preliminary Prospectus, the U.S. Prospectus and each Issuer Free Writing Prospectus as filed with the SEC (to the extent not previously delivered) to the Underwriters in New York City on the business day next succeeding the date of this Agreement in such quantities as the Representatives may reasonably request.

7.4	During the U.S. Prospectus Delivery Period, BEPC and the Partnership shall deliver, without charge, as many copies of the U.S. Prospectus (including all amendments and supplements thereto) and each Issuer Free Writing Prospectus as the Representatives may reasonably request.

8	Distribution of Exchangeable Shares and Additional Exchangeable Shares

8.1	The Underwriters shall offer the Exchangeable Shares and the Additional Exchangeable Shares, if any, for sale to the public directly or through their respective broker-dealer affiliates, agents or banking and selling group members, in each case, only as permitted by and in compliance with Applicable Securities Laws, upon the terms and conditions set forth in the Supplemented Canadian Prospectus and the U.S. Prospectus and in this Agreement. Without limiting the generality of the foregoing, no Exchangeable Shares or Additional Exchangeable Shares, if any, will be offered for sale or sold in any province or territory of Canada by any Underwriter or any banking or selling group member unless such Underwriter or banking or selling group member is duly registered as a dealer under the Canadian Securities Laws of such province or territory in a category that permits the trade. For the avoidance of doubt, Deutsche Bank Securities Inc. is not acting as an underwriter of the Exchangeable Shares or Additional Exchangeable Shares, if any, in any province or territory of Canada and no action on the part of Deutsche Bank Securities Inc. in its capacity as an underwriter of the offering of Exchangeable Shares or Additional Exchangeable Shares, if any, in the United States will create any impression or support any conclusion that it is acting as an underwriter of the Exchangeable Shares or Additional Exchangeable Shares, if any, in any province or territory of Canada, and furthermore, each of National Bank Financial Inc. and Manulife Securities Incorporated is not acting as an underwriter of the Exchangeable Shares or Additional Exchangeable Shares in any state or territory of the United States and no action on the part of National Bank Financial Inc. or Manulife Securities Incorporated in its capacity as an underwriter of the offering of Exchangeable Shares or Additional Exchangeable Shares in Canada will create any impression or support any conclusion that it is acting as an underwriter of the Exchangeable Shares or Additional Exchangeable Shares in any state or territory of the United States. The Underwriters will not solicit offers to purchase or sell the Exchangeable Shares or the Additional Exchangeable Shares, if any, so as to require registration of the Exchangeable Shares or the Additional Exchangeable Shares or filing of a prospectus, registration statement or other notice or document with respect to the distribution of the Exchangeable Shares and the Additional Exchangeable Shares under the laws of any jurisdiction other than the United States and the Qualifying Jurisdictions, and will require each banking and selling group member to agree with the Underwriters not to so solicit or sell, provided that the Underwriters and the banking and selling groups may offer and sell Exchangeable Shares and Additional Exchangeable Shares, if any, outside of the Qualifying Jurisdictions and the United States if such offer and sale is conducted in compliance with the securities laws of such jurisdictions and either (i) with the prior consent of BEPC and the Partnership or (ii) such offer and sale does not require BEPC or the Partnership to file any prospectus or registration statement or other notice or similar document in connection with such offer and sale or subject BEPC or the Partnership to reporting obligations in any jurisdiction or result in the listing of BEPC’s or the Partnership’s securities on any exchange other than an exchange where such securities are listed as of the date hereof. The Underwriters shall be entitled to assume that the Exchangeable Shares and the Additional Exchangeable Shares, if any, are qualified for distribution in any province or territory within the Qualifying Jurisdictions unless the Underwriters receive notice to the contrary from BEPC and the Partnership or the applicable Securities Commission. An Underwriter will not be liable to BEPC or the Partnership under this Section with respect to a default by another Underwriter or any banking and selling group member appointed by another Underwriter under this Section.

8.2	Each of the Underwriters hereby severally represents, warrants and covenants and will require each banking and selling group member to represent, warrant and covenant to the Underwriters that: (a) other than the Canadian Supplement and the June 2023 Marketing Materials (modified as permitted by sections 9A.3(2) and 9A.3(3) of NI 44-102), it has not provided and will not without the prior written approval of BEPC, the Partnership and the Representatives provide any information in respect of the Exchangeable Shares or Additional Exchangeable Shares to any potential investors of the Exchangeable Shares or Additional Exchangeable Shares resident in Canada including, without limitation: (i) marketing materials in respect of the Exchangeable Shares or Additional Exchangeable Shares; and (ii) a standard term sheet in respect of the Exchangeable Shares or Additional Exchangeable Shares; and (b) it will provide a copy of the Canadian Shelf Prospectus and any applicable shelf prospectus supplement and amendment that has been filed with any marketing materials (including the June 2023 Marketing Materials) that are provided to a potential investor of the Exchangeable Shares or Additional Exchangeable Shares resident in Canada.

8.3	The Underwriters propose to offer the Exchangeable Shares and Additional Exchangeable Shares, if any, initially at the Offering Price. After a reasonable effort has been made to sell all of the Exchangeable Shares and Additional Exchangeable Shares, if any, at the Offering Price, the Underwriters may subsequently reduce and thereafter change, from time to time, the price at which the Exchangeable Shares and Additional Exchangeable Shares, if any, are offered, provided that the Exchangeable Shares and Additional Exchangeable Shares are not at any time offered at a price greater than the Offering Price; provided further that such decrease in the Offering Price will not decrease the amount of net proceeds of the Offering to BEPC.

8.4	The Underwriters shall use their reasonable best endeavours to terminate, and cause each banking and selling group member to terminate, the distribution of the Exchangeable Shares and the Additional Exchangeable Shares, if any, as promptly as possible. Each of the Underwriters, within the Distribution Period, will notify the Representatives, and the Representatives will notify BEPC and the Partnership, in writing, when distribution of the Exchangeable Shares and the Additional Exchangeable Shares has terminated. Each of the Underwriters will notify the Representatives, and the Representatives will notify BEPC and the Partnership, in writing, of the number of Exchangeable Shares and Additional Exchangeable Shares, if any, sold in each of the Qualifying Jurisdictions as soon as possible after the distribution of the Exchangeable Shares and Additional Exchangeable Shares, if any, has been completed, and in any event no later than 30 days following the date on which such distribution has been completed.

9	Material Change

9.1	During the Distribution Period, each of BEPC and the Partnership shall promptly notify the Underwriters in writing, with full particulars, of:

(a)	any change (actual, contemplated or threatened) in the business, affairs, operations, assets, liabilities (contingent or otherwise), capital or ownership of BEPC and the Partnership on a consolidated basis (other than a change disclosed in the Disclosure Package, the U.S. Prospectus and the Supplemented Canadian Prospectus); or

(b)	any change in any matter covered by a statement contained or incorporated by reference in the Disclosure Package, the U.S. Prospectus, the Supplemented Canadian Prospectus or any Subsequent Disclosure Document or an amendment to the Disclosure Package, the U.S. Prospectus or the Supplemented Canadian Prospectus; or

(c)	any material fact that has arisen or been discovered and that would have been required to have been disclosed in the Disclosure Package, the U.S. Prospectus, the Supplemented Canadian Prospectus or any Subsequent Disclosure Document or any amendment to the Disclosure Package, the U.S. Prospectus and the Supplemented Canadian Prospectus had that fact arisen or been discovered on or prior to the date of the Disclosure Package, the U.S. Prospectus, the Supplemented Canadian Prospectus or any Subsequent Disclosure Document or any amendment to the Disclosure Package, the U.S. Prospectus or the Supplemented Canadian Prospectus, as the case may be, which change or fact is, or may be, of such a nature as to render the Disclosure Package, the U.S. Prospectus, the Supplemented Canadian Prospectus or any Subsequent Disclosure Document or any amendment to the Disclosure Package, the U.S. Prospectus or the Supplemented Canadian Prospectus misleading or untrue in any material respect or would result in any of such documents containing a misrepresentation, as defined under Canadian Securities Laws, or which would result in any of such documents not complying in any material respect with any of the Applicable Securities Laws or which would result in any of such documents containing any untrue statement of a material fact or omitting to state any material fact required to be stated therein or necessary to make the statements therein not misleading or which change would reasonably be expected to have a significant effect on the market price or value of the Exchangeable Shares and/or the Additional Exchangeable Shares. BEPC and the Partnership shall in good faith discuss with the Underwriters any change in circumstances (actual or proposed within the knowledge of either BEPC or the Partnership) which is of such a nature that there is reasonable doubt whether notice need be given to the Underwriters pursuant to this Section and, in any event, prior to making any filing referred to in Section 9.4.

9.2	BEPC and the Partnership will advise the Representatives promptly, and confirm such advice in writing: (i) when any amendment to the U.S. Registration Statement has been filed or becomes effective; (ii) when any supplement to the U.S. Prospectus or any Issuer Free Writing Prospectus or any amendment to the U.S. Prospectus has been filed; (iii) of any request by the SEC for any amendment to the U.S. Registration Statement or any amendment or supplement to the U.S. Prospectus or the receipt of any comments from the SEC relating to the U.S. Registration Statement or any other request by the SEC for any additional information; (iv) of the issuance by the SEC of any order suspending the effectiveness of the U.S. Registration Statement or preventing or suspending the use of any U.S. Preliminary Prospectus, any of the Disclosure Package or the U.S. Prospectus or the initiation or threatening of any proceeding for that purpose or pursuant to Section 8A of the Securities Act; (v) of the occurrence of any event within the U.S. Prospectus Delivery Period as a result of which the U.S. Prospectus, the Disclosure Package or any Issuer Free Writing Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing when the U.S. Prospectus, the Disclosure Package or any such Issuer Free Writing Prospectus is delivered to a purchaser, not misleading; (vi) of the receipt by BEPC or the Partnership of any notice of objection of the SEC to the use of the U.S. Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act; and (vii) of the receipt by BEPC or the Partnership of any notice with respect to any suspension of the qualification of the Exchangeable Shares for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and each of BEPC and the Partnership will use its commercially reasonable efforts to prevent the issuance of any such order suspending the effectiveness of the U.S. Registration Statement, preventing or suspending the use of any U.S. Preliminary Prospectus, any of the Disclosure Package or the U.S. Prospectus or suspending any such qualification of the Exchangeable Shares and, if any such order is issued, will obtain as soon as possible the withdrawal thereof.

9.3	If during the U.S. Prospectus Delivery Period (i) any event shall occur or condition shall exist as a result of which the U.S. Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing when the U.S. Prospectus is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the U.S. Prospectus to comply with U.S. Securities Laws, BEPC and the Partnership will promptly notify the Underwriters thereof and forthwith prepare and, subject to Section 6.4, file with the SEC and furnish to the Underwriters and to such dealers as the Representatives may designate, such amendments or supplements to the U.S. Prospectus as may be necessary so that the statements in the U.S. Prospectus as so amended or supplemented will not, in the light of the circumstances existing when the U.S. Prospectus is delivered to a purchaser, be misleading or so that the U.S. Prospectus will comply with law. If at any time prior to the Closing Date (i) any event shall occur or condition shall exist as a result of which the Disclosure Package as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Disclosure Package is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Disclosure Package to comply with U.S. Securities Laws, BEPC and the Partnership will promptly notify the Underwriters thereof and forthwith prepare and, subject to Section 6.4, file with the SEC (to the extent required) and furnish to the Underwriters and to such dealers as the Representatives may designate, such amendments or supplements to the Disclosure Package as may be necessary so that the statements in the Disclosure Package as so amended or supplemented will not, in the light of the circumstances existing when the Disclosure Package is delivered to a purchaser, be misleading or so that the Disclosure Package will comply with U.S. Securities Laws.

9.4	Subject to Section 4.1, BEPC and the Partnership shall promptly comply with all applicable filing and other requirements, if any, under the Applicable Securities Laws arising as a result of any change referred to in Section 9.1 and shall prepare and file under all Applicable Securities Laws, with all possible dispatch, and in any event within any time limit prescribed under Applicable Securities Laws, any Subsequent Disclosure Document or any amendment to the Disclosure Package, the U.S. Prospectus or the Supplemented Canadian Prospectus as may be required under Applicable Securities Laws during the Distribution Period. BEPC and the Partnership shall further promptly deliver to the Underwriters a copy for each of the Underwriters and the Underwriters’ counsel of each amendment to the Supplemented Canadian Prospectus in the English and French languages and each Subsequent Disclosure Document in the English and French languages as filed with the Securities Commissions, and of opinions and comfort letters with respect to each such Subsequent Disclosure Document and amendment to the Disclosure Package, the U.S. Prospectus or the Supplemented Canadian Prospectus substantially similar to those referred to in Section 6.1.

9.5	The delivery by BEPC and the Partnership to the Underwriters of any Subsequent Disclosure Document or any amendment to the Disclosure Package, the U.S. Prospectus or the Supplemented Canadian Prospectus shall constitute a representation and warranty to the Underwriters by each of BEPC and the Partnership, with respect to such Subsequent Disclosure Document or the Disclosure Package, the U.S. Prospectus or the Supplemented Canadian Prospectus, as so amended by such amendment or Subsequent Disclosure Document and by each amendment to the Disclosure Package, the U.S. Prospectus and the Supplemented Canadian Prospectus and Subsequent Disclosure Document previously delivered to the Underwriters, to the same effect as set forth in Sections 6.2(a), 6.2(b) and 6.3. Such delivery shall also constitute the consent of each of BEPC and the Partnership to the use of the Disclosure Package, the U.S. Prospectus, and the Supplemented Canadian Prospectus, as amended or supplemented by any such document, by the Underwriters in connection with the distribution of the Exchangeable Shares and the Additional Exchangeable Shares, if any, in the Qualifying Jurisdictions and the United States, as applicable in compliance with this Agreement and Applicable Securities Laws.

10	Closing

10.1	At the Closing Time, BEPC shall deliver to Scotia, on behalf of the Underwriters, the aggregate number of Exchangeable Shares agreed to be purchased by the Underwriters pursuant to this Agreement in the form of an electronic deposit pursuant to the non-certificated issue system maintained by The Depository Trust Company (“DTC”), to the instant deposit number, as directed in writing by Scotia not less than 48 hours prior to the Closing Date, against payment by the Underwriters to BEPC of the Purchase Price in respect of such Exchangeable Shares (net of the aggregate Underwriting Fee relating to such Exchangeable Shares), by wire transfer pursuant to instructions provided by BEPC to Scotia not less than 48 hours prior to the Closing Date.

10.2	If applicable, at the Over-Allotment Option Closing Time, BEPC shall deliver to Scotia, on behalf of the Underwriters, the aggregate number of Additional Exchangeable Shares agreed to be purchased by the Underwriters pursuant to this Agreement in the form of an electronic deposit pursuant to the non-certificated issue system maintained by DTC, to the instant deposit number, as directed in writing by Scotia not less than 48 hours prior to the Closing Date, against payment by the Underwriters to BEPC of the Additional Purchase Price in respect of such Additional Exchangeable Shares (net of the aggregate Underwriting Fee relating to such Additional Exchangeable Shares), by wire transfer pursuant to instructions provided by BEPC to Scotia not less than 48 hours prior to the Over-Allotment Option Closing Date.

11	Representations, Warranties and Covenants of BEPC and the Partnership

11.1	BEPC and the Partnership, jointly and severally, represent, warrant and covenant to the Underwriters that:

(a)	Compliance with Canadian Securities Laws. Each of BEPC and the Partnership is a reporting issuer in each of the Qualifying Jurisdictions, is not in default under Canadian Securities Laws, and is in compliance, in all material respects, with its timely disclosure obligations under Canadian Securities Laws and the requirements of the Exchanges. No order, ruling or determination having the effect of suspending the sale or ceasing the trading of any securities of BEPC or the Partnership has been issued or made by any Securities Commission, any other securities commission, stock exchange or other regulatory authority and no proceedings for that purpose have been instituted or are pending or, to either BEPC’s or the Partnership’s knowledge, are contemplated by any such authority. Any request on the part of the Securities Commissions, such other securities commission, or stock exchange or other regulatory authority for additional information in connection with the Offering has been complied with in all material respects. At the time the Canadian Supplement is filed with the Securities Commissions, and at all times subsequent thereto up to and including the last day on which Additional Exchangeable Shares may be purchased under this Agreement, (A) the Supplemented Canadian Prospectus will comply in all material respects with Canadian Securities Laws, and (B) the Supplemented Canadian Prospectus, any Subsequent Disclosure Documents and any amendment or supplement thereto, together with each document incorporated therein by reference, will constitute full, true and plain disclosure of all material facts relating to BEPC and the Partnership taken as a whole, the Exchangeable Shares and the Additional Exchangeable Shares, if any, and will not contain a misrepresentation (excluding the information and statements constituting “Underwriting Information” in Section 17.3 hereof). Each copy of the Supplemented Canadian Prospectus provided to the Underwriters by BEPC and the Partnership was, or will be, identical to the version thereof filed electronically by BEPC and the Partnership with the Securities Commissions on SEDAR.

(b)	Incorporated Documents. Each document filed or to be filed with the Securities Commissions and incorporated or deemed to be incorporated by reference in the Supplemented Canadian Prospectus complied or will comply when so filed and at the Closing Time (and, if any Additional Exchangeable Shares are purchased, at the Over-Allotment Option Closing Time) in all material respects with Canadian Securities Laws, and did not or will not contain a misrepresentation when so filed.

(c)	Independent Accountants. Ernst & Young LLP, who has audited the annual financial statements of BEPC and the Partnership that are included or incorporated by reference in the U.S. Registration Statement, the Disclosure Package, the U.S. Prospectus and the Supplemented Canadian Prospectus, are independent within the meaning of the Rules of Professional Conduct of the Chartered Professional Accountants of Ontario and are independent registered chartered professional accountants, as required by the Securities Act and the Rules and Regulations. Within the three years preceding the date hereof, there has not been any reportable event within the meaning of National Instrument 51-102 - Continuous Disclosure Obligations with Ernst & Young LLP.

(d)	Financial Statements of BEPC and the Partnership. The financial statements of BEPC and the Partnership included or incorporated by reference in the Disclosure Package, the U.S. Prospectus and the Supplemented Canadian Prospectus, together with the related schedules, if any, and notes, comply as to form in all material respects with the applicable accounting requirements of the Applicable Securities Laws and present fairly, in all material respects, the assets and liabilities, financial position, results of operations and cash flows of such entities at the dates and for the periods indicated and the related statements of operations, other comprehensive income, accumulated other comprehensive income, partnership capital and cash flows for the periods specified. Said financial statements have been prepared in conformity with International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board applied on a consistent basis throughout the periods involved. The supporting schedules, if any, present fairly, in all material respects, and in accordance with IFRS the information required to be stated therein. The selected consolidated financial data, the summary consolidated financial data and all operating data included or incorporated by reference in the U.S. Registration Statement, the Disclosure Package, the U.S. Prospectus and the Supplemented Canadian Prospectus, or otherwise deemed to be a part thereof or included therein present fairly in all material respects the information shown therein and the selected consolidated financial data and the summary consolidated financial data have been compiled on a basis consistent with that of the audited consolidated financial statements included or incorporated by reference in the U.S. Registration Statement, the Disclosure Package, the U.S. Prospectus and the Supplemented Canadian Prospectus. There have been no changes in the assets or liabilities of either BEPC or the Partnership from the position thereof as set forth in the consolidated financial statements included or incorporated by reference in the U.S. Registration Statement, the Disclosure Package, the U.S. Prospectus and the Supplemented Canadian Prospectus, or otherwise deemed to be a part thereof or included therein, except changes arising from transactions in the ordinary course of business which, in the aggregate, have not been material to BEPC or the Partnership and except for changes that are disclosed in the U.S. Registration Statement, the Disclosure Package, the U.S. Prospectus and the Supplemented Canadian Prospectus.

(e)	No Material Adverse Change in Business. Except as disclosed in the Disclosure Package, the U.S. Prospectus and the Supplemented Canadian Prospectus, since the date of the most recent audited financial statements of BEPC and the Partnership included or incorporated by reference in the U.S. Registration Statement, the Disclosure Package, the U.S. Prospectus and the Supplemented Canadian Prospectus or any Subsequent Disclosure Documents, (A) there has been no change and there is no prospective change that would have a material adverse effect on the condition (financial or otherwise), results of operations or business of the Partnership Entities, taken together as a single enterprise, whether or not arising in the ordinary course of business (a “Material Adverse Effect”), (B) there have been no transactions entered into by the Partnership Entities other than those in the ordinary course of business, which are material with respect to the Partnership Entities, taken together, as a single enterprise, and (C) there has been no dividend or distribution of any kind declared, paid or made by BEPC or the Partnership on any class or series of its securities (other than as publicly disclosed and other than securities of BEPC held by the Partnership or BRELP or any of their subsidiaries).

(f)	Good Standing of the Partnership Entities. Each of the Partnership Entities is an entity validly existing as an entity in good standing under the laws of the jurisdiction of its creation, has the power and authority to own, lease and operate its properties and to conduct its business as described in the Disclosure Package, the U.S. Prospectus and the Supplemented Canadian Prospectus, and is duly qualified and is in good standing in each jurisdiction in which such qualification is required, except where the failure to so qualify or register would not result in a Material Adverse Effect. All of the issued and outstanding units in the capital of or other equity interests in the Partnership Entities have been duly authorized and validly issued and are fully paid and non-assessable, except where the failure to do so would not have a Material Adverse Effect.

(g)	Capitalization; Distributions. The authorized capital of BEPC consists of an unlimited number of class A exchangeable subordinate voting shares, an unlimited number of class B shares, an unlimited number of class C shares, an unlimited number of class A senior preferred shares (issuable in series) and an unlimited number of class B junior preferred shares (issuable in series), of which as at June 9, 2023, 172,227,681 Exchangeable Shares, 165 class B shares and 189,600,000 class C shares were issued and outstanding as fully-paid and non-assessable shares of BEPC. The authorized capital of the Partnership consists of an unlimited number of limited partnership units, an unlimited amount of general partner units, 7,000,000 cumulative Class A preferred limited partnership units, Series 5 (the “Series 5 Preferred Units”), 7,000,000 cumulative Class A preferred limited partnership units, Series 7 (the “Series 7 Preferred Units”), 7,000,000 cumulative Class A preferred limited partnership units, Series 8 (the “Series 8 Preferred Units”), 8,000,000 cumulative Class A Preferred Limited Partnership Units, Series 9 (the “Series 9 Preferred Units”), 8,000,000 Class A Preferred Limited Partnership Units, Series 10 (the “Series 10 Preferred Units”), 10,000,000 cumulative Class A preferred limited partnership units, Series 11 (the “Series 11 Preferred Units”), 10,000,000 cumulative Class A preferred limited partnership units, Series 12 (the “Series 12 Preferred Units”), 10,000,000 cumulative Class A preferred limited partnership units, Series 13 (the “Series 13 Preferred Units”), 10,000,000 cumulative Class A preferred limited partnership units, Series 14 (the “Series 14 Preferred Units”), 7,000,000 cumulative Class A preferred limited partnership units, Series 15 (the “Series 15 Preferred Units”), 7,000,000 cumulative Class A preferred limited partnership units, Series 16 (the “Series 16 Preferred Units”), an unlimited number of Class A Preferred Limited Partnership Units, Series 17 (the “Series 17 Preferred Units”) and 6,000,000 cumulative Class A preferred limited partnership units, Series 18 (the “Series 18 Preferred Units”), of which as at June 9, 2023, 275,433,179 limited partnership units, 1 general partner unit, no Series 5 Preferred Units, 7,000,000 Series 7 Preferred Units, no Series 8 Preferred Units, no Series 9 Preferred Units, no Series 10 Preferred Units, no Series 11 Preferred Units, no Series 12 Preferred Units, 10,000,000 Series 13 Preferred Units, no Series 14 Preferred Units, 7,000,000 Series 15 Preferred Units, no Series 16 Preferred Units, 8,000,000 Series 17 Preferred Units and 6,000,000 Series 18 Preferred Units are issued and outstanding as fully-paid and non-assessable units of the Partnership. There are 194,487,939 REUs outstanding as of March 31, 2023. All of the issued and outstanding shares in the capital of BEPC and limited partnership units, general partner units, Series 7 Preferred Units, Series 13 Preferred Units, Series 15 Preferred Units, Series 17 Preferred Units and Series 18 Preferred Units in the capital of the Partnership have been duly authorized and validly issued and are fully-paid and non-assessable and have been issued in compliance with all applicable U.S. and Canadian laws (except where the failure to do so would not have a Material Adverse Effect), and none of the outstanding shares in the capital of BEPC or limited partnership units, general partner units, Series 7 Preferred Units, Series 13 Preferred Units, Series 15 Preferred Units, Series 17 Preferred Units or Series 18 Preferred Units in the capital of the Partnership were issued in violation of the pre-emptive or other similar rights of any securityholder of BEPC or the Partnership, as applicable. All dividends, including the dividends on shares and all other securities of BEPC ranking prior to or on a parity with the Exchangeable Shares with respect to the payment of dividends in respect of periods ending on or prior to the date hereof have been declared and paid or set apart for payment, other than the dividend payable on June 30, 2023 to holders of record of Exchangeable Shares on May 31, 2023. All distributions, including the distributions on all other securities of the Partnership ranking prior to or on a parity with the Units with respect to the payment of distributions in respect of periods ending on or prior to the date hereof, have been declared and paid or set apart for payment, other than the distribution payable on June 30, 2023 to holders of record of limited partnership units on May 31, 2023.

(h)	Authorization of Agreement. Each of BEPC and the Partnership, acting by its general partner Brookfield Renewable Partners Limited (the “General Partner”), has the power and authority to execute, deliver and perform its obligations under this Agreement and this Agreement has been duly authorized, executed and delivered by each of BEPC and the Partnership.

(i)	Authorization and Description of Securities. At the Closing Time or the Over-Allotment Option Closing Time, as applicable, the issuance of any Units pursuant to the exchange, redemption or acquisition of any of the Exchangeable Shares and the Additional Exchangeable Shares, if any, in accordance with their terms will be duly and validly issued by the Partnership and delivered by BEPC or the Partnership, as applicable, as fully paid and non-assessable; the Exchangeable Shares and the Additional Exchangeable Shares, if any, have been duly authorized for issuance and sale to the Underwriters pursuant to this Agreement and, when issued and delivered by BEPC pursuant to this Agreement against payment of the consideration set forth herein, will be validly issued, fully paid and non-assessable; the Exchangeable Shares, the Additional Exchangeable Shares and Units conform to all statements relating thereto contained in the Disclosure Package, the U.S. Prospectus and the Supplemented Canadian Prospectus and such description conforms to the rights set forth in the instruments defining the same; no holder of the Exchangeable Shares, Additional Exchangeable Shares, if any, or Units will be subject to personal liability solely by reason of being such a holder; and the issuance of the Exchangeable Shares, Additional Exchangeable Shares, if any, or Units is not subject to the pre-emptive or other similar rights of any securityholder of BEPC or the Partnership.

(j)	Absence of Defaults and Conflicts. None of the Partnership Entities is in violation of its limited partnership agreement, articles, charter or by laws or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease, license or other agreement or instrument to which any of the Partnership Entities is a party or by which it or any of them may be bound, or to which any of the Partnership Entities or the property or assets of any of the Partnership Entities is subject (collectively, “Agreements and Instruments”), except for such defaults that would not result in a Material Adverse Effect. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein and in the Disclosure Package, the U.S. Prospectus and the Supplemented Canadian Prospectus (including the sale and delivery of the Exchangeable Shares and the Additional Exchangeable Shares, if any, and the authorization, issuance, sale and delivery of any Units upon the exchange, redemption or acquisition of any Exchangeable Shares or Additional Exchangeable Shares, if any, and the use of the proceeds from the sale of the Exchangeable Shares and the Additional Exchangeable Shares as described in the Disclosure Package, the U.S. Prospectus and the Supplemented Canadian Prospectus under the caption “Use of Proceeds”) and compliance by each of BEPC and the Partnership with its obligations hereunder has been duly authorized by all necessary action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of any of the Partnership Entities pursuant to, the Agreements and Instruments (except for such conflicts, breaches, defaults or Repayment Events or liens, charges or encumbrances that would not result in a Material Adverse Effect), nor will such action result in any violation of or conflict with the provisions of the limited partnership agreement, charter or by laws of any of the Partnership Entities, the resolutions of the general partner, unitholders, shareholders, directors or any committee of directors of any of the Partnership Entities or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality, court, domestic or foreign, or stock exchange having jurisdiction over any of the Partnership Entities or any of their assets, properties or operations (except for such violations or conflicts that would not result in a Material Adverse Effect). As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by any of the Partnership Entities.

(k)	Absence of Labor Dispute. No labor dispute with the employees of any of the Partnership Entities exists or, to the knowledge of either BEPC or the Partnership, is imminent, and neither BEPC nor the Partnership is aware of any existing or imminent labor disturbance by the employees of any of the Partnership Entities’ principal suppliers, manufacturers, customers or contractors, which, in either case, would result in a Material Adverse Effect.

(l)	Absence of Proceedings. There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency, governmental instrumentality or body, domestic or foreign, now pending, or, to the knowledge of either BEPC or the Partnership, threatened, against or affecting any of the Partnership Entities, which is required to be disclosed in the Disclosure Package, the U.S. Prospectus and the Supplemented Canadian Prospectus or the Subsequent Disclosure Documents, or which is reasonably likely to result in a Material Adverse Effect, or which is reasonably likely to materially and adversely affect the properties or assets of the Partnership Entities, taken together as a single enterprise, or the consummation of the transactions contemplated by this Agreement or the performance by BEPC or the Partnership of its obligations hereunder; the aggregate of all pending legal or governmental proceedings to which any of the Partnership Entities is a party or of which any of their respective property or assets is the subject which are not described in the Disclosure Package, the U.S. Prospectus and the Supplemented Canadian Prospectus or the Subsequent Disclosure Documents, including ordinary routine litigation incidental to the business of any of the Partnership Entities, are not reasonably likely to result in a Material Adverse Effect.

(m)	Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by BEPC and the Partnership of their obligations hereunder in connection with the offer, issuance or sale of the Exchangeable Shares and Additional Exchangeable Shares, if any, the issuance and delivery of any Units upon the exchange, redemption or acquisition of any Exchangeable Shares or Additional Exchangeable Shares, if any, or the consummation of the transactions contemplated by this Agreement, except such as have been obtained, or as may be required, under Applicable Securities Laws or Exchange regulations, application to the Exchanges (including the listing of the Exchangeable Shares and Additional Exchangeable Shares and the Units issuable upon the exchange, redemption or acquisition of such Exchangeable Shares or Additional Exchangeable Shares in accordance with their terms), BEPC fulfilling the requirements of the Exchanges in connection therewith, and any extraterritorial registrations, and except where the failure to make a filing with, or obtain an authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency, would not have a Material Adverse Effect.

(n)	Possession of Licenses and Permits. Each of the Partnership Entities possesses such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them, except where the failure to so possess would not, singly or in the aggregate, result in a Material Adverse Effect; each of the Partnership Entities is in compliance with the terms and conditions of all such Governmental Licenses, except where the failure to so comply would not, singly or in the aggregate, result in a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, singly or in the aggregate, result in a Material Adverse Effect, and, except as described in the Disclosure Package, the U.S. Prospectus and the Supplemented Canadian Prospectus, none of the Partnership Entities has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect, and there are no facts or circumstances, including, without limitation, facts or circumstances relating to the revocation, suspension, modification, withdrawal or termination of any Governmental Licenses held by others, known to the Partnership, that could lead to the revocation, suspension, modification, withdrawal or termination of any such Governmental Licenses, which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect. To the knowledge of both BEPC and the Partnership and except as described in the Disclosure Package, the U.S. Prospectus and the Supplemented Canadian Prospectus, no party granting any such Governmental Licenses is considering limiting, suspending, modifying, withdrawing, or revoking the same which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

(o)	Title to Property. Except as described in the Disclosure Package, the U.S. Prospectus and the Supplemented Canadian Prospectus and except as would not, singly or in the aggregate, result in a Material Adverse Effect, each of the Partnership Entities has good and marketable title to all of its material assets, including all material licenses, free and clear of all mortgages, hypothecs, liens, charges, pledges, security interests, encumbrances, claims or demands whatsoever (other than mortgages, liens, charges, pledges, security interests and/or other encumbrances granted to its or its subsidiaries’ lenders or that have been provided in the ordinary course of business or that are customary given the nature of the assets and the business of each of the Partnership Entities) which are material to each of the Partnership Entities, taken together as a single enterprise.

(p)	Environmental Laws. Except as described in the Disclosure Package, the U.S. Prospectus and the Supplemented Canadian Prospectus and except as would not, singly or in the aggregate, result in a Material Adverse Effect, (A) none of the Partnership Entities is in violation of any federal, provincial, state, local, municipal or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or civil law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products, asbestos-containing materials or mold (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (B) each of the Partnership Entities has all permits, authorizations and approvals required under any applicable Environmental Laws and is in compliance with its requirements, (C) there are no pending or, to the knowledge of either BEPC or the Partnership, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against any of the Partnership Entities and (D) there are no events or circumstances that might reasonably be expected to form the basis of an order for clean up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting any of the Partnership Entities relating to Hazardous Materials or any Environmental Laws.

(q)	No Stabilization or Manipulation. Neither BEPC nor the Partnership nor, to either of their knowledge, any of BEPC’s or the General Partner’s officers, directors or their affiliates, has taken or will take, directly or indirectly, any action designed to, or that might be reasonably expected to, cause or result in stabilization or manipulation of the price of the Exchangeable Shares.

(r)	Other Reports and Information. There are no reports or information that, in accordance with the requirements of Securities Commissions, must be made publicly available in connection with the Offering that have not been or will not be made publicly available as required; no material change reports or other documents have been filed on a confidential basis with the Securities Commissions that remain confidential as of the date hereof; there are no documents required to be filed with the Securities Commissions in connection with the Offering that have not been, or will not be, filed as required; there are no contracts, documents or other materials required to be described or referred to in the Disclosure Package, the U.S. Prospectus and the Supplemented Canadian Prospectus that are not described, referred to or filed as required.

(s)	Insurance. Each of the Partnership Entities carries or is entitled to the benefits of insurance, with financially sound and reputable insurers, in such amounts and covering such risks as management believes is appropriate for an entity engaged in the business of the Partnership Entities, and all such insurance is in full force and effect, except, in each case, where the failure to possess would not, singly or in the aggregate, result in a Material Adverse Effect. The Partnership Entities have no reason to believe that they will not be able (A) to renew existing insurance coverage as and when such policies expire; or (B) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct their business as now conducted and at a cost that would not have a Material Adverse Effect. To the knowledge of the Partnership, none of the Partnership Entities has been denied any insurance coverage, which it has sought or for which it has applied.

(t)	Accounting Control. Each of BEPC and the Partnership maintains a system of internal controls over financial reporting (as such term is defined in Rule 13a-15(f) of the Exchange Act) (“internal controls”) that complies with the applicable requirements of the Exchange Act (including, where applicable, by exemptive relief) and that has been designed by, or under the supervision of, BEPC’s or the Partnership’s principal executive and principal financial officers, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with IFRS, and which, on a consolidated basis, are sufficient to provide reasonable assurances that: (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with IFRS and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The internal controls are, and upon consummation of the Offering will be, overseen by the respective Audit Committee (the “Audit Committees”) of each of the General Partner and of BEPC in accordance with the NYSE Rules. As of the date of the most recent balance sheets of BEPC and the Partnership and their consolidated subsidiaries reviewed or audited by Ernst & Young LLP and the Audit Committees, there were no material weaknesses in either BEPC’s or the Partnership’s internal controls. Neither BEPC nor the Partnership has publicly disclosed or reported to the Audit Committees or the General Partner, and, within the next 135 days, neither BEPC nor the Partnership reasonably expects to publicly disclose or report to the Audit Committees or the General Partner a significant deficiency, material weakness, change in internal controls or fraud involving management or other employees who have a significant role in internal controls, any violation of, or failure to comply with, the Applicable Securities Laws, or any matter which, if determined adversely, would have a Material Adverse Effect.

(u)	Compliance with the Sarbanes-Oxley Act. There is and has been no failure on the part of either BEPC or the Partnership or, to the knowledge of either BEPC or the Partnership, any of BEPC’s or the Partnership’s directors or officers, in their capacities as such, to comply in all material respects with any provision of the Sarbanes-Oxley Act, including Section 402 related to loans and Sections 302 and 906 related to certifications, insofar as BEPC or the Partnership is required to comply with the aforementioned act, rules and regulations.

(v)	Payment of Taxes. All United States federal and Canadian federal income tax returns and tax returns of foreign jurisdictions of the Partnership Entities required by law to be filed have been filed and all taxes shown by such returns or otherwise assessed, which are due and payable, have been paid, except assessments against which appeals have been or will be promptly taken and as to which adequate reserves have been provided and except where the failure to pay would not reasonably be expected to result in a Material Adverse Effect. Each of the Partnership Entities has filed all other tax returns that are required to have been filed by it pursuant to applicable foreign, provincial, state, local or other law except insofar as the failure to file such returns would not result in a Material Adverse Effect, and has paid all taxes due pursuant to such returns or pursuant to any assessment received by any of the Partnership Entities, except where the failure to pay would not reasonably be expected to result in a Material Adverse Effect, and except for such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided in such Partnership Entity’s books. The charges, accruals and reserves on the books of each of the Partnership Entities in respect of any income and corporation tax liability for any years not finally determined are adequate to meet any assessments or re-assessments for additional income tax for any years not finally determined, except to the extent of any inadequacy that would not result in a Material Adverse Effect. The statements set forth in the Disclosure Package and the U.S. Prospectus under the caption “Certain United States Federal Income Tax Considerations” and the statements set forth in the Supplemented Canadian Prospectus under the captions “Certain Canadian Federal Income Tax Considerations” and “Eligibility for Investment”, insofar as they purport to describe the tax consequences to holders of the ownership and disposition of the Exchangeable Shares and the Additional Exchangeable Shares, if any, or legal conclusions with respect thereto, and subject to the limitations, qualifications and assumptions set forth therein, are a fair and accurate summary of the matters set forth therein.

(w)	OFAC. None of BEPC, the Partnership or their controlled affiliates, nor to the knowledge of BEPC, the Partnership and their controlled affiliates, any director, officer, employee, agent or affiliate or other person associated with or acting on behalf of BEPC, the Partnership and their controlled affiliates, (i) is currently the subject or target of any sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”), the U.S. Department of State (including, without limitation, through designation on OFAC’s Specially Designated Nationals and Blocked Persons list), Global Affairs Canada, Public Safety Canada, the United Nations Security Council, the European Union or any of its member states, the United Kingdom (including, without limitation, His Majesty’s Treasury) or other relevant sanctions authority (collectively, “Sanctions”), or (ii) located, organized or resident in a country or territory that is, or whose government is, the subject or target of comprehensive Sanctions, including, without limitation, Cuba, Iran, North Korea, Syria, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, and the Crimea, Kherson and Zaporizhzhia regions of Ukraine (each, a “Sanctioned Country”), and none of the Partnership or its controlled affiliates will directly or indirectly use the proceeds of the Offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, controlled affiliate, joint venture partner or other person or entity for the purpose of (x) funding or facilitating any activities or business of or with any person, or in any country or territory, that, at the time of such funding or facilitation, is the subject or target of applicable Sanctions, (y) funding or facilitating any activities of or business in any Sanctioned Country or (z) engaging in any other activity that will result in a violation of applicable Sanctions by any person (including any person participating in the Offering, whether as underwriter, advisor, investor or otherwise). For the past five years, each of BEPC, the Partnership and their controlled affiliates have not knowingly engaged in, and are not now knowingly engaged in, any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of applicable Sanctions or with any Sanctioned Country.

(x)	Investment Company Act. Neither BEPC nor the Partnership is and, after giving effect to the offer and sale of the Exchangeable Shares and Additional Exchangeable Shares, if any, and the application of the proceeds therefrom as described in the Disclosure Package, the Supplemented Canadian Prospectus and the U.S. Prospectus, will not be required to register as an “investment company” as defined in the United States Investment Company Act of 1940, as amended, and the rules and regulations promulgated thereunder (the “Investment Company Act”).

(y)	Foreign Private Issuer and SEC Foreign Issuer. Each of BEPC and the Partnership is a “foreign private issuer” within the meaning of Rule 405 under the Securities Act.

(z)	Compliance with Laws. Each of the Partnership Entities has been and is in compliance with, and conduct their businesses in conformity with, all applicable U.S., Canadian and foreign federal, provincial, state and local laws, rules and regulations, standards, and all applicable rules, policies, ordinances, judgments, decrees, orders and injunctions of any court or governmental agency or body or the Exchanges, except where the failure to be in compliance or conformity would not, singly or in the aggregate, result in a Material Adverse Effect; and none of the Partnership Entities has received any written notice citing action or inaction by any of the Partnership Entities, or others who perform services on behalf of the Partnership Entities, that would constitute non-compliance with any applicable U.S., Canadian or foreign federal, provincial, state or local laws, rules, regulations policies or standards to the extent such non-compliance reasonably could be expected to have a Material Adverse Effect; and, to the knowledge of both BEPC and the Partnership, other than as set forth in the Disclosure Package, the U.S. Prospectus and the Supplemented Canadian Prospectus, no prospective change in any applicable U.S., Canadian and foreign federal, provincial, state, or local laws, rules, regulations or standards has been adopted which, when made effective, would have a Material Adverse Effect.

(aa)	Transfer Agent. Computershare Trust Company of Canada at its principal office in Toronto, Ontario has been duly appointed as registrar and transfer agent for BEPC’s Exchangeable Shares in the United States and in Canada, and as the registrar and transfer agent for the Partnership’s Units in the United States and in Canada.

(bb)	Director or Officer Loans. Except as disclosed in documents included in or incorporated by reference in the Disclosure Package, the U.S. Prospectus and the Supplemented Canadian Prospectus, there are no outstanding loans, advances (except normal advances for business expense in the ordinary course of business) or guarantees or indebtedness by any of the Partnership Entities, to or for the benefit of any of the officers or directors of any of the Partnership or BEPC or any of their respective family members.

(cc)	Off-Balance Sheet Arrangements. There are no transactions, arrangements or other relationships between and/or among the Partnership Entities, any of their affiliates and any unconsolidated entity, including, but not limited to, any structured finance, special purpose or limited purpose entity that could materially affect BEPC’s or the Partnership’s liquidity or the availability of, or requirements for, its capital resources required to be described in the Disclosure Package, the U.S. Prospectus and the Supplemented Canadian Prospectus which have not been described as required.

(dd)	Exchange Listings. Each of BEPC and the Partnership is in compliance with all applicable corporate governance requirements set forth in the NYSE Listed Company Manual and all applicable corporate governance and other requirements contained in the listing agreement to which BEPC, the Partnership and the NYSE are parties, except where the failure to be in compliance would not reasonably be expected to result in delisting or any suspension of trading or other privileges. Each of BEPC and the Partnership is in compliance with all applicable requirements of the TSX, except where the failure to be in compliance would not reasonably be expected to result in delisting or any suspension of trading or other privileges. As of the Closing Time or if applicable, as of the Over-Allotment Option Closing Time in the case of the Additional Exchangeable Shares, the Exchangeable Shares and if applicable, the Additional Exchangeable Shares (and any securities issuable upon the conversion or exchange thereof, including the Units), will be conditionally approved for listing on the TSX and the NYSE subject to the satisfaction of the usual conditions imposed by the TSX and the NYSE.

(ee)	Filing and Effectiveness of Registration Statement. BEPC and the Partnership have filed with the SEC a registration statement on Form F-3 (File Nos. 333-258728 and 333-258728-01) including a related prospectus or prospectuses, covering the registration of the Exchangeable Shares and the Additional Exchangeable Shares, if any, under the Securities Act not earlier than three years prior to the date hereof; such registration statement, and any post-effective amendment thereto, became effective on filing; and no stop order suspending the effectiveness of such registration statement or any part thereof has been issued and no proceeding for that purpose has been initiated or threatened by the SEC, and no notice of objection of the SEC to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act has been received by either BEPC or the Partnership.

(ff)	Compliance with Securities Act Requirements. At the time the U.S. Registration Statement initially became effective, at the time of each amendment thereto for the purposes of complying with Section 10(a)(3) of the Securities Act (whether by post-effective amendment, incorporated report or form of prospectus), at the Bid Letter Time, the Applicable Time and on the Closing Date, the U.S. Registration Statement conformed and will conform in all material respects to the requirements of the Securities Act and the Rules and Regulations and did not and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. On its date, at the time of filing the U.S. Prospectus pursuant to Rule 424(b) under the Securities Act and on the Closing Date, the U.S. Prospectus will conform in all material respects to the requirements of the Securities Act and the Rules and Regulations, and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The preceding sentences do not apply to statements in or omissions from any such document made in reliance upon and in conformity with written information furnished to BEPC and the Partnership by any Underwriter through the Representatives expressly for use therein, it being understood and agreed that the only such information is that described as “Underwriting Information” in Section 17.3 hereof.

(gg)	No Order; U.S. Preliminary Prospectus. No order preventing or suspending the use of any U.S. Preliminary Prospectus or any Issuer Free Writing Prospectus has been issued by the SEC, and each U.S. Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Securities Act and the Rules and Regulations, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements in or omissions from any U.S. Preliminary Prospectus made in reliance upon and in conformity with written information furnished to BEPC and the Partnership by any Underwriter through the Representatives expressly for use therein, it being understood and agreed that the only such information is that described as “Underwriting Information” in Section 17.3 hereof.

(hh)	Disclosure Package; Issuer Free Writing Prospectuses. The Disclosure Package, as of the Applicable Time, did not, and as of the Closing Date, will not, include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Each Issuer Free Writing Prospectus listed on Schedule B hereto does not conflict with the information contained in the U.S. Registration Statement, the Disclosure Package or the U.S. Prospectus and each such Issuer Free Writing Prospectus, as supplemented by and taken together with the Disclosure Package as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Each Issuer Free Writing Prospectus conformed or will conform in all material respects to the requirements of the Securities Act and the Rules and Regulations on the date of first use, and each of BEPC and the Partnership has complied with all prospectus delivery and any filing requirements applicable to such Issuer Free Writing Prospectus pursuant to the Securities Act and Rules and Regulations. Neither BEPC nor the Partnership has made any offer relating to the Exchangeable Shares and the Additional Exchangeable Shares, if any, that would constitute an Issuer Free Writing Prospectus without the prior written consent of the Representatives, except as set forth on Schedule B hereto. Each of BEPC and the Partnership has retained in accordance with the Securities Act and the Rules and Regulations all Issuer Free Writing Prospectuses that were not required to be filed pursuant to the Securities Act and the Rules and Regulations. Each of BEPC and the Partnership has taken all actions necessary so that any “road show” (as defined in Rule 433 under the Securities Act) in connection with the offering of the Exchangeable Shares and the Additional Exchangeable Shares, if any, will not be required to be filed pursuant to the Securities Act and the Rules and Regulations.

(ii)	Incorporated Documents. The documents incorporated by reference in the Disclosure Package and the U.S. Prospectus, when they became effective or were filed with the SEC, as the case may be, conformed in all material respects to the applicable requirements of the Securities Act or the Exchange Act, as applicable, and the Rules and Regulations, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; any further documents so filed and incorporated by reference in the Disclosure Package and the U.S. Prospectus or any further amendment or supplement thereto, when such documents become effective or are filed with the SEC, as the case may be, will conform in all material respects to the applicable requirements of the Securities Act or the Exchange Act, as applicable, and the Rules and Regulations thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

(jj)	Ineligible Issuer Status. (A) At the time of filing the U.S. Registration Statement, (B) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Securities Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), (C) at the earliest time after the filing of the U.S. Registration Statement that either BEPC or the Partnership or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Securities Act) of the Exchangeable Shares and (D) at the date of this Agreement, neither BEPC nor the Partnership was an “ineligible issuer” as defined in Rule 405 under the Securities Act.

(kk)	No Distribution of Other Offering Materials. None of BEPC, the Partnership or any of their subsidiaries has distributed nor, prior to the later to occur of the Closing Date and completion of the distribution of the Exchangeable Shares and the Additional Exchangeable Shares, if any, will distribute any offering material in connection with the offer and sale of the Exchangeable Shares and the Additional Exchangeable Shares, if any, other than the June 2023 Marketing Materials, the Disclosure Package, the U.S. Prospectus, the Supplemented Canadian Prospectus or any Issuer Free Writing Prospectus to which the Representatives have consented in accordance with this Agreement.

(ll)	Fair Summaries. The statements set forth in the Disclosure Package and the U.S. Prospectus under the captions “Description of Partnership Structure” and “Description of Share Capital” insofar as they purport to constitute a summary of the terms of the Exchangeable Shares and Units, are accurate, complete and fair summaries of the matters described therein.

(mm)	Registration Rights. Except as disclosed in the Disclosure Package, the U.S. Prospectus and the Supplemented Canadian Prospectus, there are no contracts, agreements or understandings between BEPC and any person, or the Partnership and any person, granting such person the right to require BEPC or the Partnership to file a registration statement under the Securities Act with respect to any shares of BEPC or any limited partnership units of the Partnership owned or to be owned by such person or to require BEPC or the Partnership to include such shares or limited partnership units in the shares or limited partnership units registered pursuant to a registration statement or in any shares or limited partnership units being registered pursuant to any other registration statement filed by BEPC or the Partnership, as applicable, under the Securities Act (collectively, “registration rights”), and any person to whom BEPC or the Partnership has granted registration rights will have agreed at or prior to the Closing Date not to exercise such rights until after the expiration of the lock-up period referred to in Section 16.1 hereof.

(nn)	No Unlawful Payments; Anti-Money Laundering Laws.

(i)	None of BEPC, the Partnership or their controlled affiliates nor their directors, officers or employees nor, to the knowledge of BEPC or the Partnership, any agent of BEPC, the Partnership or their controlled affiliates has (i) used any corporate funds of BEPC, the Partnership, or their controlled affiliates for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made or taken an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government official or employee, including of any government-owned or -controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offence under the Bribery Act 2010 of the United Kingdom or any other applicable anti-bribery or anticorruption law; or (iv) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit. BEPC, the Partnership and their controlled affiliates have instituted, maintained and enforced, and will continue to maintain and enforce policies and procedures designed to promote and ensure compliance with all applicable anti-bribery and anti-corruption laws.

(ii)	The operations of BEPC, the Partnership and their controlled affiliates are and have been conducted at all times in compliance in all material respects with applicable financial recordkeeping and reporting requirements, including those of the United States Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable money laundering statutes of all jurisdictions where BEPC, the Partnership or any of their controlled affiliates conducts business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving BEPC, the Partnership or their controlled affiliates with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of BEPC or the Partnership, threatened.

(oo)	Representation of Officers. Any certificate signed by any officer of BEPC or the General Partner on behalf of the Partnership and delivered to the Underwriters or counsel for the Underwriters as required or contemplated by this Agreement shall constitute a representation and warranty hereunder by BEPC and the Partnership, as applicable, as to matters covered thereby, to each Underwriter.

(pp)	Disclosure Controls and Procedures. Each of BEPC and the Partnership maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that comply with the requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure that material information relating to BEPC or the Partnership, as applicable, and their respective subsidiaries is made known to either BEPC’s or the Partnership’s principal executive officer and principal financial officer, as applicable, by others within those entities; and such disclosure controls and procedures are effective.

(qq)	Statistical and Market-Related Data. The statistical and market-related data included in the Disclosure Package, the U.S. Prospectus and the Supplemented Canadian Prospectus and the consolidated financial statements of BEPC and the Partnership and their respective subsidiaries included in the Disclosure Package, the U.S. Prospectus and the Supplemented Canadian Prospectus are based on or derived from sources that BEPC and the Partnership believe to be reliable in all material respects.

(rr)	Stamp Duty. No stamp, issue, registration, documentary, transfer or other similar taxes and duties, including interest and penalties, are payable in Bermuda or Canada on or in connection with the issuance of the Units by the Partnership upon the exchange, redemption or acquisition of the Exchangeable Shares and the Additional Exchangeable Shares, if any, or in connection with the execution and delivery of this Agreement.

(ss)	Brokerage Fee. Other than the Underwriters, there is no person acting or purporting to act at the request of either BEPC or the Partnership, who is entitled to any brokerage or agency fee in connection with the transactions contemplated herein.

(tt)	Cybersecurity; Data Protection. Each of BEPC, the Partnership and their respective subsidiaries’ information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases (collectively, “IT Systems”) are adequate for, and operate and perform in all material respects as required in connection with the operation of the business of each of BEPC, the Partnership and their respective subsidiaries as currently conducted, and to BEPC’s, the Partnership’s and their respective subsidiaries’ knowledge, free and clear of all material bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants. Each of BEPC, the Partnership and their respective subsidiaries have implemented and maintained commercially reasonable controls, policies, procedures, and safeguards to maintain and protect their material confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and data (including all personal, personally identifiable, sensitive, confidential or regulated data (“Personal Data”)) used in connection with their businesses, and there have been (i) no breaches, violations, outages or unauthorized uses of or accesses to the same, except for those that have been remedied without material cost or liability or the duty to notify any other person, and (ii) no incidents under internal review or investigations relating to the same except as would not, individually or in the aggregate, result in a Material Adverse Effect. Each of BEPC, the Partnership and their respective subsidiaries are presently in material compliance with all applicable laws or statutes and all applicable judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority having jurisdiction over BEPC, the Partnership and their respective subsidiaries, and all internal policies and contractual obligations relating to the privacy and security of IT Systems and Personal Data and to the protection of such IT Systems and Personal Data from unauthorized use, access, misappropriation or modification.

(uu)	eXtensible Business Reporting Language. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the U.S. Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the SEC’s rules and guidelines applicable thereto.

(vv)	Passive Foreign Investment Company. Neither BEPC nor the Partnership was a “passive foreign investment company” (“PFIC”) as defined in Title 26 U.S. Code Section 1297 for its most recently completed taxable year and neither BEPC nor the Partnership expects to be a PFIC for the foreseeable future.

12	Use of Proceeds

BEPC will use the net proceeds from the Offering and the BNRE Investment in accordance with the description thereof under the caption “Use of Proceeds” in the Disclosure Package, the U.S. Prospectus and the Supplemented Canadian Prospectus.

13	Conditions Precedent

13.1	The following are conditions precedent to the obligation of the Underwriters to close the transaction contemplated by this Agreement, which conditions each of BEPC and the Partnership covenants to exercise its best efforts to have fulfilled at or prior to the Closing Time and the Over-Allotment Option Closing Time (if applicable) and which conditions may be waived in writing in whole or in part by the Underwriters:

(a)	the Exchangeable Shares and the Additional Exchangeable Shares, if any, and, when issued, the Units issuable upon the exchange, redemption or acquisition of the Exchangeable Shares and the Additional Exchangeable Shares, if any, shall have attributes substantially as set forth in the Disclosure Package, the U.S. Prospectus and the Supplemented Canadian Prospectus;

(b)	the representations and warranties of each of BEPC and the Partnership contained in this Agreement shall be true and correct in all material respects (except representations and warranties that are subject to a materiality qualification, which shall be true and correct in all respects) as at the Closing Time (or the Over-Allotment Option Closing Time, as applicable), with the same force and effect as if made as at the Closing Time (or Over-Allotment Option Closing Time, as applicable), except for representations and warranties that by their express terms are made as of a specific date, and each of BEPC and the Partnership shall have complied in all material respects with all of the terms and conditions of this Agreement on its part to be complied with by BEPC and the Partnership, as applicable, at or prior to the Closing Time (or the Over-Allotment Option Closing Time, as applicable);

(c)	at the Closing Time and the Over-Allotment Option Closing Time (if applicable), BEPC shall have delivered to the Underwriters a certificate, dated the Closing Date or the Over-Allotment Option Closing Date, as applicable, signed on behalf of BEPC by any two of its officers satisfactory to the Underwriters, acting reasonably, and certifying that:

(i)	except as disclosed in or contemplated by the Disclosure Package, the U.S. Prospectus and the Supplemented Canadian Prospectus, or any amendments thereto:

(A)	there has been, since March 31, 2023 and prior to the Closing Time (or the Over-Allotment Option Closing Time, as applicable), no material change (financial or otherwise) in the business, affairs, operations, assets, liabilities (contingent or otherwise) or capital of BEPC on a consolidated basis; and

(B)	no transaction other than those in the ordinary course of business, which is of a nature material to BEPC on a consolidated basis has been entered into, directly or indirectly, by BEPC since March 31, 2023;

(ii)	no order, ruling or determination (excluding temporary trading halts for the dissemination of information) having the effect of ceasing or suspending trading in any securities of BEPC has been issued in the United States or any of the Qualifying Jurisdictions and, to BEPC’s knowledge, no proceedings for such purpose are pending, contemplated or threatened;

(iii)	the representations and warranties of BEPC contained in this Agreement are true and correct in all material respects (except representations and warranties that are subject to a materiality qualification which shall be true and correct in all respects) as at the Closing Time (or the Over-Allotment Option Closing Time, as applicable), with the same force and effect as if made at and as of the Closing Time (or the Over-Allotment Option Closing Time, as applicable) except for representations and warranties that by their express terms are made as of a specific date); and

(iv)	BEPC has complied in all material respects with all of the terms and conditions of this Agreement to be complied with by BEPC at or prior to the Closing Time (or the Over-Allotment Option Closing Time, as applicable), and all such matters shall in fact be true at the Closing Time (or the Over-Allotment Option Closing Time, as applicable);

(d)	at the Closing Time and the Over-Allotment Option Closing Time (if applicable), the Partnership shall have delivered to the Underwriters a certificate, dated the Closing Date or the Over-Allotment Option Closing Date, as applicable, signed on behalf of the Partnership by any two officers of the General Partner satisfactory to the Underwriters, acting reasonably, and certifying that:

(i)	except as disclosed in or contemplated by the Disclosure Package, the U.S. Prospectus and the Supplemented Canadian Prospectus, or any amendments thereto:

(A)	there has been, since March 31, 2023 and prior to the Closing Time (or the Over-Allotment Option Closing Time, as applicable), no material change (financial or otherwise) in the business, affairs, operations, assets, liabilities (contingent or otherwise) or capital of the Partnership on a consolidated basis; and

(B)	no transaction other than those in the ordinary course of business, which is of a nature material to the Partnership on a consolidated basis has been entered into, directly or indirectly, by the Partnership since March 31, 2023;

(ii)	no order, ruling or determination (excluding temporary trading halts for the dissemination of information) having the effect of ceasing or suspending trading in any securities of the Partnership has been issued in the United States or any of the Qualifying Jurisdictions and, to the Partnership’s knowledge, no proceedings for such purpose are pending, contemplated or threatened;

(iii)	the representations and warranties of the Partnership contained in this Agreement are true and correct in all material respects (except representations and warranties that are subject to a materiality qualification which shall be true and correct in all respects) as of the Closing Time (or the Over-Allotment Option Closing Time, as applicable), with the same force and effect as if made at and as of the Closing Time (or the Over-Allotment Option Closing Time, as applicable) except for representations and warranties that by their express terms are made as of a specific date); and

(iv)	the Partnership has complied in all material respects with all of the terms and conditions of this Agreement to be complied with by the Partnership at or prior to the Closing Time (or the Over-Allotment Option Closing Time, as applicable), and all such matters shall in fact be true at the Closing Time (or the Over-Allotment Option Closing Time, as applicable);

(e)	the Underwriters shall have received evidence satisfactory to them, acting reasonably, that the Exchangeable Shares (or the Additional Exchangeable Shares, as applicable) have been conditionally approved for listing on the TSX and the NYSE;

(f)	the Underwriters shall have received at the Closing Time (or the Over-Allotment Option Closing Time, as applicable) the letter of Ernst & Young LLP, auditors of BEPC and the Partnership, updating the long-form “comfort letter” referred to in Section 6.1 to a date not more than two business days prior to the date of such letter, such letter to be in form and content satisfactory to the Underwriters and their counsel, acting reasonably;

(g)	at the Closing Time (or the Over-Allotment Option Closing Time, as applicable), the Underwriters shall have received a favorable legal opinion, dated the Closing Date or the Over-Allotment Option Closing Date, as applicable, on behalf of BEPC and the Partnership from Torys LLP addressed to the Underwriters and their counsel with respect to such matters as may reasonably be requested by the Underwriters. In connection with such opinion, Torys LLP may rely on the opinions of local counsel acceptable to counsel to the Underwriters, as to form, substance and choice of counsel, acting reasonably, as to matters governed by laws of jurisdictions other than the laws of the Provinces of Ontario, Alberta and Québec, the laws of the State of New York and the federal laws of the United States, and may rely, to the extent appropriate in the circumstances, as to matters of fact, on certificates of officers of BEPC and the Partnership, and others;

(h)	at the Closing Time (or the Over-Allotment Closing Time, as applicable), the Underwriters shall have received favorable legal opinions, dated the Closing Date or the Over-Allotment Option Closing Date, as applicable, on behalf of BEPC and the Partnership from local counsel in each Qualifying Jurisdiction other than the Provinces of Ontario, Alberta and Québec acceptable to counsel for the Underwriters, acting reasonably, addressed to the Underwriters and their counsel with respect to such matters as may reasonably be requested by the Underwriters;

(i)	at the Closing Time (or the Over-Allotment Option Closing Time, as applicable), the Underwriters shall have received a 10b-5 negative assurance letter from Torys LLP, BEPC’s and the Partnership’s U.S. legal counsel, addressed to the Underwriters, in form and content acceptable to the Underwriters, acting reasonably;

(j)	at the Closing Time (or the Over-Allotment Option Closing Time, as applicable), the Underwriters shall have received a legal opinion, dated the Closing Date or the Over-Allotment Option Closing Date, as applicable, on behalf of the Partnership and BRELP from Torys LLP, to the effect that each of the Partnership and BRELP will be classified as a partnership and not as an association or publicly traded partnership taxable as a corporation for U.S. federal income tax purposes;

(k)	at the Closing Time (or the Over-Allotment Option Closing Time, as applicable), the Underwriters shall have received a favorable legal opinion, dated the Closing Date or the Over-Allotment Option Closing Date, as applicable, on behalf of BEPC from McMillan LLP addressed to the Underwriters with respect to such matters as may reasonably be requested by the Underwriters;

(l)	at the Closing Time (or the Over-Allotment Option Closing Time, as applicable), the Underwriters shall have received a favorable legal opinion, dated the Closing Date or the Over-Allotment Option Closing Date, as applicable, on behalf of the Partnership from Appleby (Bermuda) Limited addressed to the Underwriters with respect to such matters as may reasonably be requested by the Underwriters;

(m)	at the Closing Time (or the Over-Allotment Option Closing Time, as applicable), the Underwriters shall have received a favorable legal opinion, dated the Closing Date or the Over-Allotment Option Closing Date, as applicable, on behalf of BEPC and the Partnership from Torys LLP, addressed to the Underwriters with respect to BEPC’s and the Partnership’s status as an “investment company” under the Investment Company Act and such other matters as may reasonably be requested by the Underwriters;

(n)	at the Closing Time (or the Over-Allotment Option Closing Time, as applicable), the Underwriters shall have received a favorable legal opinion and 10b-5 negative assurance letter, dated the Closing Date or the Over-Allotment Option Closing Date, as applicable, from their U.S. counsel, Milbank LLP, and a favorable legal opinion from their Canadian counsel, Goodmans LLP, with respect to such matters as the Underwriters may reasonably request;

(o)	at the Closing Time (or the Over-Allotment Option Closing Time, as applicable), the Underwriters shall have received the appropriate legal opinions, dated the Closing Date or the Over-Allotment Option Closing Date, as applicable, addressed to the Underwriters and their counsel, as to compliance with the laws of Québec relating to the use of the French language, which required opinions shall be in form and substance satisfactory to the Underwriters’ counsel, acting reasonably;

(p)	at the Closing Time (or the Over-Allotment Option Closing Time, as applicable), each of BEPC and the Partnership shall have delivered evidence that each of BEPC and the Partnership is a “reporting issuer” and is not listed as in default of any requirements of the Canadian Securities Laws, or its equivalent, in each of the Qualifying Jurisdictions;

(q)	no order suspending the effectiveness of the U.S. Registration Statement shall be in effect, and no proceeding for such purpose, pursuant to Rule 401(g)(2) under the Securities Act or pursuant to Section 8A of the Securities Act, shall be pending before or threatened by the SEC; the U.S. Prospectus and each Issuer Free Writing Prospectus shall have been timely filed with the SEC under the Securities Act (in the case of an Issuer Free Writing Prospectus, to the extent required by Rule 433 under the Securities Act) and in accordance with Section 3.2 hereof; and all requests by the SEC for additional information shall have been complied with to the reasonable satisfaction of the Representatives;

(r)	the Concurrent BEP Offering shall have closed substantially concurrently with the Closing Time;

(s)	on or prior to the Closing Time, the Partnership shall have entered into a binding subscription agreement with BAM Re Holdings Ltd. pursuant to which BAM Re Holdings Ltd. shall have agreed to purchase, at the Closing Time, 5,148,270 Units at a purchase price per Unit equal to the BEP Offering Price (net of commissions) and the sale of such Units shall have been completed at or prior to the Closing Time; and

(t)	on or prior to the Closing Time or the Over-Allotment Option Closing Time (if applicable), BEPC and the Partnership shall have furnished to the Underwriters such further certificates and documents as the Representatives may reasonably request.

14	Termination

14.1	In addition to any other remedies which may be available to the Underwriters, any Underwriter shall be entitled, at its option, to terminate this Agreement, and in accordance with Section 14.2, without any further liability or obligation on their or its part, in the following circumstances:

(a)	Regulatory Proceeding Out. If after the Bid Letter Time and prior to the Closing Time and, if applicable, the Over-Allotment Option Closing Time, an inquiry, action, suit, investigation (whether formal or informal) or other proceeding is commenced, threatened or announced, or any order or ruling is made or issued under or pursuant to any law of Canada or the United States or any state thereof or by any other regulatory authority or stock exchange (except any such proceeding or order based solely upon the activities of any of the Underwriters), or there is any change of law or the interpretation, pronouncement or administration thereof, which in such Underwriter’s opinion, acting reasonably, would prevent, suspend, delay, restrict or adversely affect the trading in or the distribution of the Exchangeable Shares, the Additional Exchangeable Shares, the Units or any other securities of BEPC or the Partnership in any of the Qualifying Jurisdictions or in the United States; or

(b)	Disaster Out. If after the Bid Letter Time and prior to the Closing Time and, if applicable, the Over-Allotment Option Closing Time, there should develop, occur or come into effect or existence any event, action, state, condition or occurrence of national or international consequence (including any natural catastrophe, act of war, terrorism or similar event), or any governmental action, change of applicable law or regulation (or the judicial interpretation thereof), state, condition or major financial occurrence which, in an Underwriter’s reasonable opinion, might reasonably be expected to have a significant adverse effect on the state of the financial markets in Canada or the United States or the business, operations or capital of the Partnership and its subsidiaries (including BEPC), on a consolidated basis, or the market price or value of Exchangeable Shares, the Additional Exchangeable Shares or the Units; or

(c)	Material Change. If after the Bid Letter Time and prior to the Closing Time and, if applicable, the Over-Allotment Option Closing Time, there should occur, be discovered by the Underwriters or be announced by BEPC or the Partnership, any material change or a change in any material fact which results or, in the sole opinion of such Underwriter, acting reasonably, might be expected to result, in the purchasers of a material number of Exchangeable Shares or Additional Exchangeable Shares exercising their right under applicable legislation to withdraw from their purchase of Exchangeable Shares or the Additional Exchangeable Shares, as the case may be, or, in the sole opinion of such Underwriter, might reasonably be expected to have a significant adverse effect on the market price or value of the Exchangeable Shares, the Additional Exchangeable Shares, or the Units or makes it impracticable or inadvisable to proceed with the offer, sale or delivery of the Exchangeable Shares on the Closing Date or the Additional Exchangeable Shares on the Over-Allotment Option Closing Date, as the case may be, on the terms and in the manner contemplated by this Agreement, the Disclosure Package, the U.S. Prospectus and the Supplemented Canadian Prospectus; or

(d)	Financial Market Out. If (i) there is a suspension or material limitation in trading in securities generally on any of the Exchanges, a suspension or material limitation in trading in BEPC’s or the Partnership’s securities on any of the Exchanges or (ii) a general moratorium on commercial banking activities declared by either Canadian, U.S. Federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in Canada or the United States, which, in each such instance, the effect is such as to make it, in the judgment of such Underwriter, acting reasonably, impracticable or inadvisable to proceed with the offer, sale or delivery of the Exchangeable Shares on the Closing Date or the Additional Exchangeable Shares on the Over-Allotment Option Closing Date, as the case may be, on the terms and in the manner contemplated by this Agreement, the Disclosure Package, the U.S. Prospectus and the Supplemented Canadian Prospectus.

14.2	The rights of termination contained in Section 14.1 may be exercised by any Underwriter giving written notice thereof to BEPC and the Partnership and the Representatives at any time prior to the Closing Time or, if applicable, the Over-Allotment Option Closing Time, and are in addition to any other rights or remedies the Underwriters may have in respect of any default, act or failure to act or non-compliance by BEPC or the Partnership in respect of any of the matters contemplated by this Agreement or otherwise. In the event of any such termination prior to the Closing Time, there shall be no further liability or obligation on the part of the Underwriters under this Agreement to BEPC or the Partnership or on the part of BEPC or the Partnership to the Underwriters, and in the event of any such termination after the Closing Time and prior to the Over-Allotment Option Closing Time, there shall be no further liabilities or obligation on the part of the Underwriters under this Agreement in respect of any Additional Exchangeable Shares, except in either case in respect of any liability or obligation under any of Sections 17 and 18 which will remain in full force and effect. For greater certainty, no termination of this Agreement by the Underwriters after the Closing Time and prior to the Over-Allotment Option Closing Time pursuant to Section 14.1 shall relieve the Underwriters of their obligation to purchase the Exchangeable Shares at the Closing Time in accordance with the terms of this Agreement (to the extent not already completed) or any other liabilities or obligation of the Underwriters under this Agreement in respect thereto.

15	Conditions

15.1	All terms and conditions of this Agreement shall be construed as conditions and any material breach or failure to comply in all material respects with any such terms or conditions which are for the benefit of the Underwriters shall entitle any of the Underwriters to terminate their obligation to purchase the Exchangeable Shares (or, if after the Closing Time and prior to the Over-Allotment Closing Time, the Additional Exchangeable Shares), by notice in writing to that effect given to BEPC and the Partnership at or prior to the Closing Time (or the Over-Allotment Option Closing Time, as applicable). The Underwriters may waive in whole or in part or extend the time for compliance with any of such terms and conditions without prejudice to their rights in respect of any other of such terms and conditions or any other or subsequent breach or non-compliance, provided that to be binding on an Underwriter, any such waiver or extension must be in writing and signed by such Underwriter. For greater certainty, no termination of this Agreement by the Underwriters after the Closing Time and prior to the Over-Allotment Option Closing Time shall relieve the Underwriters of their obligation to purchase the Exchangeable Shares at the Closing Time (to the extent not already completed) or any other liabilities or obligation under this Agreement in respect thereto.

16	Restrictions on Further Issues or Sales

16.1	Neither BEPC nor the Partnership, nor any of their subsidiaries will, nor will any of them announce any intention to, directly or indirectly, for a period commencing on the date hereof and ending 60 days after the date hereof (the “Restricted Period”), without the prior written consent of Scotia, BMO and TD, which consent shall not be unreasonably withheld, conditioned or delayed, (i) offer or sell, or enter into an agreement to offer or sell any Exchangeable Shares or other securities of BEPC or securities of the Partnership, or securities convertible into, exchangeable for, or otherwise exercisable into, any Exchangeable Shares, Units or other securities of BEPC or the Partnership, other than (A) the issuance of Units pursuant to the Concurrent BEP Offering; (B) the issuance of securities pursuant to the BNRE Investment; (C) the issuance of Additional Exchangeable Shares and the issuance of Units pursuant to any over-allotment option in connection with the Concurrent BEP Offering; (D) for purposes of directors’, officers’ or employee incentive plans; (E) pursuant to the Partnership’s distribution reinvestment plan; (F) to satisfy any other currently outstanding instruments or other contractual commitments of any Partnership Entities in relation to any transaction that has been disclosed in writing to the Underwriters; (G) Units or Exchangeable Shares issued in connection with an arm’s-length acquisition, merger, consolidation or amalgamation with any company or companies, as long as the party receiving such Units or Exchangeable Shares agrees to be similarly restricted; (H) the issuance of Units pursuant to the exchange, redemption or acquisition of Exchangeable Shares or REUs outstanding on the date hereof or that are issued on or after the date hereof, or otherwise after expiration of the Restricted Period; (I) debt securities, preferred limited partnership units or preferred shares not convertible into Units or Exchangeable Shares; and (J) a transfer by the Partnership or BEPC or any of their subsidiaries to one or more affiliates of the Partnership, BEPC and/or BNRE of any securities of the Partnership or BEPC or securities convertible into, exchangeable for, or otherwise exercisable into securities of the Partnership or BEPC, (ii) file or cause to be filed, or make any demand for or exercise any right to file or cause to be filed, any registration statement with respect to the registration of any Exchangeable Shares or securities convertible, exchangeable or exercisable into Exchangeable Shares, Units or other securities of BEPC or the Partnership (other than in connection with (i)(G), (i)(I) or (i)(J) above and other than any registration statement filed by the Partnership to register the issuance of Units upon the exchange, redemption or acquisition of Exchangeable Shares) or (iii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Exchangeable Shares or Units.

16.2	Each of Brookfield Corporation and BAM Re Holdings Ltd. will also agree not to offer, sell, contract to sell or otherwise dispose of any Exchangeable Shares or other securities of BEPC or securities of the Partnership, or securities convertible into, exchangeable for, or otherwise exercisable into, any Exchangeable Shares, Units or REUs (in each case other than to one or more affiliates of Brookfield Corporation and/or BAM Re Holdings Ltd.) for a period commencing on the date hereof and ending 60 days after the date hereof, without the prior written consent of Scotia, BMO and TD, which consent shall not be unreasonably withheld, conditioned or delayed, other than (i) the delivery by Brookfield Corporation of Units to holders of Exchangeable Shares pursuant to the rights agreement between Brookfield Corporation and Wilmington Trust, National Association, or (ii) where such securities are offered, sold, or otherwise disposed of by Brookfield Corporation or BAM Re Holdings Ltd. by way of private agreement (and not by way of public offering or otherwise requiring the filing of any prospectus or registration statement), or agree to become bound to do so, or disclose to the public any intention to do so; provided that, any such person or entity purchasing such securities pursuant to this clause (ii) agrees for the benefit of the Underwriters not to offer, sell, contract to sell or otherwise dispose of such purchased securities (in each case other than to one or more affiliates of Brookfield Corporation and/or BAM Re Holdings Ltd.), for a period commencing on the date of such purchase and ending no later than 60 days after the date hereof.

17	Indemnification

17.1	Each of BEPC and the Partnership shall, jointly and severally, indemnify and hold harmless each of the Underwriters (which term, for the purposes of this Section 17 shall be deemed to include affiliates of the Underwriters) and the Underwriters’ respective directors, officers, employees and agents, and each person who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (for the purposes of this Section 17, the “Indemnified Underwriter Parties”), from and against all liabilities, claims, demands, losses (other than losses of profit in connection with the distribution of the Exchangeable Shares and Additional Exchangeable Shares, if any), costs, damages and expenses (including, without limitation, legal fees and other reasonable expenses of investigation and defending any claims or litigation as such fees and expenses are incurred), joint or several, in any way caused by or arising directly or indirectly from or in consequence of:

(a)	any breach of or default under any representation, warranty, covenant or agreement of BEPC or the Partnership in this Agreement or any other document delivered pursuant hereto or thereto, or the failure of BEPC or the Partnership to comply with any of its obligations hereunder or thereunder;

(b)	any information or statement (except any information or statement relating solely to the Underwriters and furnished in writing by them or any of them) in the Disclosure Package, the U.S. Prospectus, the Supplemented Canadian Prospectus and any Subsequent Disclosure Document, or any amendments thereto or any other material filed in compliance or intended compliance with Applicable Securities Laws being or being alleged to be a misrepresentation or untrue, or any omission or alleged omission to state therein any information;

(c)	any untrue statement or alleged untrue statement of a material fact (except any information or statement relating solely to the Underwriters and furnished in writing by them or any of them) contained in the U.S. Registration Statement (or any amendment thereto) or any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein not misleading;

(d)	any untrue statement or alleged untrue statement of a material fact (except any information or statement relating solely to the Underwriters and furnished in writing by them or any of them) included in any U.S. Preliminary Prospectus, the Disclosure Package, the U.S. Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus, any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Securities Act, the Supplemented Canadian Prospectus, any Subsequent Disclosure Document, any amendment to the Supplemented Canadian Prospectus or any other material filed in compliance or intended compliance with Applicable Securities Laws, or any omission or alleged omission to state therein a material fact (except any information or statement relating solely to the Underwriters and furnished in writing by them or any of them) necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(e)	BEPC or the Partnership not complying with any requirement of Applicable Securities Laws, or any breach or violation or alleged breach or violation of any Applicable Securities Laws or other applicable securities legislation of any jurisdiction; or

(f)	any order made or any inquiry, investigation, or proceeding instituted, threatened or announced by any court, securities regulatory authority, stock exchange, or other competent authority (except any such proceeding or order based solely upon the activities of any of the Underwriters) or any change of law or the interpretation or administration thereof which operates to prevent or restrict the trading in or the distribution of the Exchangeable Shares, the Additional Exchangeable Shares, if any, or any other securities of BEPC or the Partnership in any of the Qualifying Jurisdictions;

provided that BEPC and the Partnership shall cease to be liable for indemnification under this Section 17.1 in respect of any liabilities, claims, demands, losses, costs, damages and expenses that arise out of or are based upon any misrepresentation or alleged misrepresentation (within the meaning of Canadian Securities Laws) or untrue statement or omission of a material fact or alleged untrue statement or omission (within the meaning of U.S. Securities Laws) of a material fact made in the U.S. Base Prospectus, any U.S. Preliminary Prospectus, the Disclosure Package, the U.S. Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus, any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Securities Act, the Supplemented Canadian Prospectus, any Subsequent Disclosure Document, any amendment to the Supplemented Canadian Prospectus or in any other material so filed in reliance upon and in conformity with any information in respect of any of the Underwriters furnished in writing to BEPC and the Partnership by the Underwriters through the Representatives specifically for inclusion in such document, it being understood and agreed that the only such information furnished by any Underwriter consists of the “Underwriting Information” information described in Section 17.3 below. The rights of indemnity contained in this Section 17.1 in respect of a claim based on a misrepresentation or alleged misrepresentation or an untrue statement or omission of a material fact or alleged untrue statement or omission of a material fact in the Supplemented Canadian Prospectus, any Subsequent Disclosure Document or any amendment to the Supplemented Canadian Prospectus shall not apply if BEPC and the Partnership has complied with Section 7.1 and, if applicable, Sections 7.2 and 9.5 and the person asserting such claim was not provided with a copy of the Supplemented Canadian Prospectus, any Subsequent Disclosure Document or any amendment to the Supplemented Canadian Prospectus (which is required under the Canadian Securities Laws to be delivered to such person by the Underwriters) which corrects such misrepresentation or alleged misrepresentation or untrue statement or omission of a material fact or alleged untrue statement or omission of a material fact.

17.2	If any of the Indemnified Underwriter Parties incurs or suffers any loss, claim, demand, damage, cost, expense or liability (other than loss of profit) caused by or arising directly or indirectly by reason of any circumstance described in this Section 17 in respect of which BEPC or the Partnership would be obligated to indemnify pursuant to that Section and is indemnified (pursuant to a legal obligation or otherwise) in respect thereof by any of the Underwriters, then such of the Underwriters who provided such indemnity shall be protected and indemnified by BEPC or the Partnership to the extent thereof. It is intended that the rights to indemnity provided in this Section 17 be held as agent by the Underwriters for the benefit of the Indemnified Underwriter Parties other than the Underwriters.

17.3	Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless BEPC, the Partnership, their directors and officers who signed the U.S. Registration Statement or the Supplemented Canadian Prospectus and each person who controls BEPC or the Partnership within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (the “Indemnified Partnership Parties” and, together with the Indemnified Underwriter Parties, the “Indemnified Parties”) to the same extent as the indemnity set forth in Section 17.1(c) and 17.1(d) above, but only with respect to any untrue statement or alleged untrue statement of a material fact or any omission or alleged omission made in reliance upon and in conformity with written information furnished to BEPC and the Partnership by any Underwriter through the Representatives expressly for use in the U.S. Registration Statement, any U.S. Preliminary Prospectus, the U.S. Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus, the Disclosure Package, the Supplemented Canadian Prospectus, any Subsequent Disclosure Document or any amendment to the Supplemented Canadian Prospectus, it being understood and agreed that the only such information furnished by any Underwriter consists of the following information under the heading “Underwriting (Conflicts of Interest)” in the U.S. Preliminary Prospectus and the U.S. Prospectus and the heading “Plan of Distribution” in the Canadian Supplement, to the extent applicable, furnished on behalf of each Underwriter: the information related to stabilizing transactions, over-allotment transactions, syndicate covering transactions and penalty bids contained under the subheading “Stabilization, Short Positions and Penalty Bids” thereunder (the “Underwriting Information”).

17.4	In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in Sections 17.1 and 17.2 are unavailable, in whole or in part, for any reason to an Indemnified Underwriter Party in respect of any liabilities, claims, demands, losses, costs, damages and expenses referred to therein, BEPC and the Partnership shall contribute to the amount paid or payable (or, if such indemnity is unavailable only in respect of a portion of the amount so paid or payable, such portion of the amount so paid or payable) by such Indemnified Underwriter Party as a result of such liabilities, claims, demands, losses, costs, damages and expenses:

(a)	in such proportion as is appropriate to reflect the relative benefits received by BEPC and the Partnership on the one hand and the Underwriters on the other hand from the offering of the Exchangeable Shares and Additional Exchangeable Shares, if any; or

(b)	if the allocation provided by clause (a) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (a) above but also the relative fault of BEPC and the Partnership, on the one hand, and the Underwriters, on the other hand, in connection with the matters or things referred to in Section 17.1 which resulted in such liabilities, claims, demands, losses, costs, damages or expenses, as well as any other relevant equitable considerations, provided that the Underwriters shall not in any event be liable to contribute, in the aggregate, any amount in excess of the Underwriting Fee or any portion thereof actually received. The relative benefits received by BEPC and the Partnership, on the one hand, and the Underwriters, on the other hand, shall be deemed to be in the same ratio as the total proceeds from the offering of the Exchangeable Shares and Additional Exchangeable Shares, if any (net of the Underwriting Fee payable to the Underwriters but before deducting expenses), received by BEPC is to the Underwriting Fee received by the Underwriters. The relative fault of BEPC and the Partnership on the one hand and of the Underwriters on the other hand shall be determined by reference to, among other things, whether the matters or things referred to in Section 17.1 which resulted in such liabilities, claims, demands, losses, costs, damages and expenses relate to information supplied by or steps or actions taken or done or not taken or done by or on behalf of BEPC or the Partnership or to information supplied by or steps or actions taken or done or not taken or done by or on behalf of the Underwriters and the relative intent, knowledge, access to information and opportunity to correct or prevent such statement, omission or misrepresentation, or other matter or thing referred to in Section 17.1. The amount paid or payable by an Indemnified Underwriter Party as a result of the liabilities, claims, demands, losses, costs, damages and expenses referred to above shall be deemed to include any legal or other expenses reasonably incurred by such Indemnified Underwriter Party in connection with investigating or defending any such liabilities, claims, demands, losses, costs, damages and expenses, whether or not resulting in an action, suit, proceeding or claim. The parties agree that it would not be just and equitable if contribution pursuant to this Section 17.4 were determined by any method of allocation which does not take into account the equitable considerations referred to in this Section 17.4. Notwithstanding the provisions of this Section 17.4, in no event shall an Underwriter be required to contribute any amount in excess of the amount by which the total Underwriting Fee received by such Underwriter with respect to the offering of the Exchangeable Shares and Additional Exchangeable Shares, if any, exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section 17.4 are several in proportion to their respective purchase obligations hereunder and not joint.

17.5	If any claim contemplated by this Section 17 shall be asserted against any Indemnified Party, the Indemnified Party concerned shall promptly notify BEPC and the Partnership or the Underwriters, as applicable (referred to interchangeably for purpose of this Section 17 as the “Indemnifying Party”) of the nature of such claim (provided that any failure to so notify promptly shall relieve the Indemnifying Party of liability under this Section 17 only to the extent that such failure prejudices the ability of the Indemnifying Party to defend such claim), and the Indemnifying Party shall, subject as hereinafter provided, be entitled (but not required) to assume the defense of any suit or proceeding (including any governmental or regulatory investigation or proceeding) brought to enforce such claim. Any such defense shall be through legal counsel acceptable to the Indemnified Party (whose acceptance shall not be unreasonably withheld) and no admission of liability or settlement shall be made by the Indemnifying Party or any Indemnified Party in respect of any Indemnified Party without the prior written consent of the other, such consent not to be unreasonably withheld. An Indemnified Party shall have the right to employ separate counsel in any such suit and participate in the defense thereof but the fees and expenses of such counsel shall be at the expense of the Indemnified Party unless: (i) the Indemnifying Party fails to assume the defense of such suit on behalf of the Indemnified Party within a reasonable period of time; (ii) the employment of such counsel has been authorized in writing by the Indemnifying Party; or (iii) the named parties to any such suit or proceeding include both the Indemnified Party and the Indemnifying Party and the Indemnified Party shall have received a written opinion from counsel that there may be one or more legal defenses available to the Indemnified Party which are different from or in addition to those available to the Indemnifying Party (in which case, if such Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense of such suit or proceeding on behalf of the Indemnified Party and shall be liable to pay the reasonable fees and expenses of counsel for the Indemnified Party, it being understood, however, the Indemnifying Party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstance, be liable for the reasonable fees and expenses of more than one separate law firm (in addition to any local counsel) for all such Indemnified Parties). The Indemnifying Party shall not be liable for any settlement of any action or suit effected without its written consent. It is the intention of BEPC and the Partnership to constitute each of the Underwriters as agents for the Underwriters’ directors, officers, employees, affiliates and persons who control any of the Underwriters, of the covenants of BEPC and the Partnership under Section 17.1 with respect to the Indemnified Parties and the Underwriters agree to accept such agency and to hold and enforce such covenants on behalf of such persons. The Indemnifying Party shall not, without the written consent of the Indemnified Party, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Party is or could have been a party and indemnification could have been sought hereunder by such Indemnified Party, unless such settlement (x) includes an unconditional release of such Indemnified Party, in form and substance reasonably satisfactory to such Indemnified Party, from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Party.

17.6	Each of BEPC and the Partnership waives all right of contribution by statute or common law which it may have against the Underwriters in respect of losses, claims, costs, damages or liabilities which it may sustain as a direct or indirect consequence of any U.S. Preliminary Prospectus, the Disclosure Package, the U.S. Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus, any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Securities Act, the Supplemented Canadian Prospectus, any Subsequent Disclosure Document, any amendment to the Supplemented Canadian Prospectus or any other document containing or being alleged to contain a misrepresentation, provided that such right against any one of the Underwriters is not waived in respect of losses, claims, demands, costs, damages, expenses or liabilities sustained as a direct or indirect consequence of the Supplemented Canadian Prospectus or any other document containing a misrepresentation of which such Underwriter was aware of at the time it signed the Supplemented Canadian Prospectus or any amendment to the Supplemented Canadian Prospectus or a misrepresentation made in reliance upon and in conformity with information in respect of the Underwriters furnished to BEPC and the Partnership by the Underwriters specifically for use in the preparation of the Supplemented Canadian Prospectus or other document.

17.7	The rights provided in this Section 17 shall be in addition to and not in derogation of any other right which the Underwriters may have by statute or otherwise at law.

18	Expenses

18.1	Whether or not the Offering is completed, BEPC and the Partnership will be responsible for all expenses of or incidental to the creation, issue, delivery and marketing of the Offering, including, without limitation, all reasonable fees and disbursements of BEPC’s and the Partnership’s legal counsel, all fees and disbursements of auditors, prospectus filing fees, rating agency fees, fees and expenses in connection with any required review by the Financial Industry Regulatory Authority, Inc. (including related and reasonable and documented fees and expenses of counsel to the Underwriters not to exceed $25,000) and all expenses related to marketing activities and printing costs; provided, however, that the Underwriters will be responsible for their “out of pocket” expenses and the fees and disbursements of the Underwriters’ legal counsel. If the Offering is terminated, other than by reason of a default of one of the Underwriters, BEPC and the Partnership shall reimburse the Underwriters for any and all expenses reasonably incurred by them.

19	Several Obligations

19.1	The obligations of the Underwriters to purchase the Exchangeable Shares and the Additional Exchangeable Shares, if any, shall be several and not joint, and the percentage of the Exchangeable Shares and the Additional Exchangeable Shares, if any, which each of the Underwriters shall be severally obligated to purchase is as follows:

Scotia Capital Inc.	13.890%
BMO Nesbitt Burns Inc.	13.890%
TD Securities Inc.	13.890%
CIBC World Markets Inc.	10.415%
RBC Dominion Securities Inc.	10.415%
BofA Securities, Inc.	7.000%
National Bank Financial Inc.	7.000%
Wells Fargo Securities Canada, Ltd.	7.000%
Citigroup Global Markets Canada Inc.	2.500%
Deutsche Bank Securities Inc.	2.500%
J.P. Morgan Securities Canada Inc.	2.500%
Barclays Capital Canada Inc.	2.000%
HSBC Securities (Canada) Inc.	2.000%
Mizuho Securities USA LLC	2.000%
Desjardins Securities Inc.	0.750%
iA Private Wealth Inc.	0.750%
Manulife Securities Incorporated	0.500%
Raymond James Ltd.	0.500%
Sera Global Securities Canada LP	0.500%
Total	100.00%

For the avoidance of doubt, Deutsche Bank Securities Inc. will only distribute the Exchangeable Shares and the Additional Exchangeable Shares, if any, outside of Canada, and furthermore each of National Bank Financial Inc. and Manulife Securities Incorporated will only distribute the Exchangeable Shares and the Additional Exchangeable Shares, if any, within Canada.

The respective purchase obligations of the Underwriters with respect to the Exchangeable Shares and the Additional Exchangeable Shares, if any, shall be rounded among the Underwriters to avoid fractional shares, as the Representatives may determine.

19.2	If one or more of the Underwriters shall fail or refuse to purchase its applicable percentage of the Exchangeable Shares or Additional Exchangeable Shares, if any, at the Closing Time or Over-Allotment Option Closing Time, as applicable, and the number of Exchangeable Shares or Additional Exchangeable Shares, if any, not purchased is less than or equal to 7.1% of the aggregate number of Exchangeable Shares or Additional Exchangeable Shares agreed to be purchased by the Underwriters pursuant to this Agreement, each of the other Underwriters shall be obligated to purchase severally and not jointly, the Exchangeable Shares or Additional Exchangeable Shares, if any, not taken up, on a pro rata basis or as they may otherwise agree as between themselves.

19.3	If one or more of the Underwriters shall fail or refuse to purchase its applicable percentage of the Exchangeable Shares or Additional Exchangeable Shares, if any, at the Closing Time or Over-Allotment Option Closing Time, as applicable, and the number of Exchangeable Shares or Additional Exchangeable Shares, if any, not purchased is greater than 7.1% of the aggregate number of Exchangeable Shares or Additional Exchangeable Shares, if any, agreed to be purchased by the Underwriters pursuant to this Agreement, those of the Underwriters who shall be willing and able to purchase their respective percentage of the Exchangeable Shares or Additional Exchangeable Shares, if any, shall have the right, but not the obligation, to purchase severally the Exchangeable Shares or Additional Exchangeable Shares, if any, not taken up, on a pro rata basis or as they may otherwise agree as between themselves. In the event that such right is not exercised, the Underwriter or Underwriters which are willing and able to purchase its or their respective percentage of the Exchangeable Shares or Additional Exchangeable Shares, if any, shall be relieved, without liability, of its or their obligations to purchase its or their respective percentage of the Exchangeable Shares or Additional Exchangeable Shares, if any, on submission to the Partnership of reasonable evidence of its or their ability and willingness to fulfill its or their obligations under this Agreement at the Closing Time or Over-Allotment Option Closing Time, as applicable.

19.4	Notwithstanding anything contained in Sections 19.2 or 19.3, nothing in this Section 19 shall oblige BEPC to sell to the Underwriters less than all of the Exchangeable Shares or the Additional Exchangeable Shares, if any. In addition, nothing contained in Sections 19.2 or 19.3, shall relieve from responsibility to BEPC and the Partnership any one of the Underwriters who shall default in its obligation to purchase its respective percentage of the Exchangeable Shares or the Additional Exchangeable Shares, if any.

20	Authority of the Representatives

20.1	All steps which must or may be taken by the Underwriters in connection with this Agreement, with the exception of any waiver of a material condition precedent pursuant to Section 13, any notice of termination pursuant to Section 14, any settlement of an indemnified claim pursuant to Section 17 and any agreement to amend this Agreement, may be taken by the Representatives on the Underwriters’ behalf, after consultation with the other Underwriters, and this is the authority to BEPC and the Partnership for accepting notification of any such steps from the Representatives on their behalf without any further investigation or inquiry.

21	Notices

21.1	Any notices or other communication that may be required or desired to be given pursuant to this Agreement may be given in writing by e-mail or by hand delivery, delivery or other charges prepaid, and:

if to BEPC at:

Brookfield Renewable Corporation
250 Vesey Street, 15th Floor
New York, New York, 10281

Attention:	Jennifer Mazin
E-mail:	Jennifer.mazin@brookfield.com

with copies (which shall not constitute notice) to:

Torys LLP
1114 Avenue of the Americas
23rd Floor
New York, NY 10036-7703

Attention:	Mile Kurta
E-mail:	mkurta@torys.com

and:

Torys LLP
Suite 3000
Box 270, TD Centre
79 Wellington Street West
Toronto, Ontario M5K 1N2

Attention:	Josh Lavine
E-mail:	jlavine@torys.com

if to the Partnership at:

Brookfield Renewable Partners L.P.
73 Front Street, 5th Floor
Hamilton, HM 12
Bermuda

Attention:	Jane Sheere
E-mail:	jane.sheere@brookfield.com

with copies (which shall not constitute notice) to:

Torys LLP
1114 Avenue of the Americas
23rd Floor
New York, NY 10036-7703

Attention:	Mile Kurta
E-mail:	mkurta@torys.com

and:

Torys LLP
Suite 3000
Box 270, TD Centre
79 Wellington Street West
Toronto, Ontario M5K 1N2

Attention:	Josh Lavine
E-mail:	jlavine@torys.com

if to the Underwriters at:

Scotia Capital Inc.

40 Temperance Street, 6th Floor

Toronto, Ontario

Canada M5H 0B4

Attention:	Thomas Kurfurst
E-mail:	thomas.kurfurst@scotiabank.com

BMO Nesbitt Burns Inc.

First Canadian Place

100 King Street West, 5th Floor

Toronto, ON M5X 1H3

Attention:	Daniel Armstrong
E-mail:	daniel.armstrong@bmo.com

TD Securities Inc.

66 Wellington Street West

9th Floor

Toronto, ON M5K 1A2

CIBC World Markets Inc.

161 Bay Street, 6th Floor

Toronto, ON M5J 2S8

RBC Dominion Securities Inc.

P.O. Box 50 Royal Bank Plaza

South Tower, 4th Floor

Toronto, ON M5J 2W7

BofA Securities, Inc.

One Bryant Park

New York, New York 10036

National Bank Financial Inc.

1155 Metcalfe Street, 23rd Floor

Montreal, Quebec H2V 3R4

Attention:	Martin Robitaille
E-mail:	martin.robitaille@bnc.ca

with a copy to:

30 King Street West, 8th Floor,

Toronto, Ontario, M5X 1J9

Attention:	Michael Nguyen
E-mail:	michael.nguyen@nbc.ca

Wells Fargo Securities Canada, Ltd.

22 Adelaide Street West, Suite 2200

Toronto, ON, M5H 4E3

Citigroup Global Markets Canada Inc.

Citigroup Place

123 Front Street West, Suite 1900

Toronto, ON M5J 2M3

Attention:	Grant Kernaghan
Email:	grant.kernaghan@citi.com

Deutsche Bank Securities Inc.

60 Wall Street

New York, NY 10005

J.P. Morgan Securities Canada Inc.

200 Bay Street

Royal Bank Plaza, South Tower

18th Floor

Toronto, ON M5J 2J2

Barclays Capital Canada Inc.

Bay Adelaide Centre

333 Bay Street, Suite 4910

Toronto, ON M5H 2R2

Attention:	Erik Charbonneau, Managing Director
Email:	erik.charbonneau@barclays.com

HSBC Securities (Canada) Inc.

16 York Street, 4th Floor

Toronto, ON M5J 0E6

Mizuho Securities USA LLC

1271 Avenue of the Americas

New York, NY 10020

Desjardins Securities Inc.

25 York Street, Suite 1000

Toronto, ON M5J 2V5

iA Private Wealth Inc.

26 Wellington Street East, Suite 700

Toronto, ON M5E 1S2

Manulife Securities Incorporated

500-1235 North Service Road West

Oakville, ON L6M 2W2

Attention:	Stephen Arvanitidis
Email:	stephen_arvanitidis@manulife.ca

Raymond James Ltd.

Scotia Plaza

40 King Street West, Suite 5300

Toronto, ON M5H 3Y2

and

Sera Global Securities Canada LP

Brookfield Place

181 Bay Street, Suite 260

Toronto, ON M5J 2T3

with copies (which shall not constitute notice) to:

Milbank LLP
55 Hudson Yards
New York, NY 10001-2163

Attention:	Paul Denaro
E-mail:	pdenaro@milbank.com

and:

Goodmans LLP
Bay Adelaide Centre
333 Bay Street, Suite 3400
Toronto, ON M5H 2S7

Attention:	Bill Gorman and Emily Ting
E-mail:	bgorman@goodmans.ca and eting@goodmans.ca

Any such notice or other communication shall be deemed to be given at the time e-mailed or delivered, if e-mailed or delivered to the recipient on a business day (in Toronto, Ontario) and before 5:00 p.m. (Toronto time) on such business day, and otherwise shall be deemed to be given at 9:00 a.m. (Toronto time) on the next following business day (in Toronto, Ontario).

22	Relationship of Underwriters with TMX Group Limited

22.1	National Bank Financial Inc., or an affiliate thereof, may own or control an equity interest in TMX Group Limited (“TMX Group”) and may have a nominee director serving on the TMX Group’s board of directors. As such, each such investment dealer may be considered to have an economic interest in the listing of securities on any exchange owned or operated by TMX Group, including the TSX, the TSX Venture Exchange and the Alpha Exchange. No person or company is required to obtain products or services from TMX Group or its affiliates as a condition of any such dealer supplying or continuing to supply a product or service.

23	Miscellaneous

23.1	In connection with the distribution of the Exchangeable Shares and the Additional Exchangeable Shares, if any, the Underwriters and members of their selling group (if any) may, in conformity with all applicable laws, over-allot or effect transactions which stabilize or maintain the market price of the Exchangeable Shares at levels above those which might otherwise prevail on the open market in compliance with Applicable Securities Laws. Such stabilizing transactions, if any, may be discontinued at any time.

23.2	The representations and warranties contained in this Agreement or in documents submitted pursuant to this Agreement and in connection with the transactions contemplated hereby shall survive the purchase by the Underwriters of the Exchangeable Shares and the Additional Exchangeable Shares, if any, and shall continue in full force and effect unaffected by any subsequent disposition by the Underwriters of the Exchangeable Shares and Additional Exchangeable Shares, if any, for three years from such date of the issuance of the Exchangeable Shares and the Additional Exchangeable Shares, if any. The representations and warranties contained in Section 11.1(w) hereof shall not apply to any party in so far as such representation or warranty would result in a violation or conflict with the Foreign Extraterritorial Measures (United States) Order, 1992.

23.3	Time shall be of the essence of this Agreement.

23.4	This Agreement may be executed in several counterparts by facsimile or electronic PDF copy, each of which when so executed shall be deemed to be an original but which together will constitute one and the same agreement.

23.5	This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, both written and oral, among such parties with respect to the subject matter hereof.

23.6	If any provision of this Agreement is determined to be void or unenforceable in whole or in part, it shall be deemed not to affect or impair the validity of any other provision of this Agreement and such void or unenforceable provision shall be severable from this Agreement.

23.7	This Agreement shall be governed by and interpreted in accordance with the laws of the State of New York.

23.8	Each of BEPC and the Partnership hereby submits to the non-exclusive jurisdiction of the courts of the State of New York in the City and County of New York and of the United States for the Southern District of New York and the federal and provincial courts in the Province of Ontario in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. Each of BEPC and the Partnership irrevocably and unconditionally waives any objection to the laying of venue of any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby in the courts of the State of New York in the City and County of New York and of the United States for the Southern District of New York and the federal and provincial courts in the Province of Ontario and irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such suit or proceeding in any such court has been brought in an inconvenient forum. Each of BEPC and the Partnership irrevocably appoints Brookfield Power US Holding America Co. as its authorized agent in the Borough of Manhattan in the City of New York upon which process may be served in any such suit or proceeding, and agrees that service of process upon such agent, and written notice of said service to BEPC and/or the Partnership, as applicable, by the person serving the same to the address provided in Section 21.1, shall be deemed in every respect effective service of process upon BEPC and/or the Partnership, as applicable, in any such suit or proceeding. Each of BEPC and the Partnership further agrees to take any and all action as may be necessary to maintain such designation and appointment of such agent in full force and effect for a period of seven years from the date of this Agreement.

23.9	Each of BEPC and the Partnership acknowledges and agrees that (a) the purchase and sale of the Exchangeable Shares and the Additional Exchangeable Shares pursuant to this Agreement, including the determination of the Offering Price and any related discounts and commissions, is an arm’s-length commercial transaction between BEPC and the Partnership, on the one hand, and the several Underwriters, on the other hand, (b) in connection with the Offering and the process leading to such transaction, each Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of either BEPC or the Partnership or their respective shareholders, unitholders, creditors, employees or any other party, (c) no Underwriter has assumed or will assume an advisory or fiduciary responsibility in favor of either BEPC or the Partnership with respect to the Offering or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising either BEPC or the Partnership on other matters) and no Underwriter has any obligation to either BEPC or the Partnership with respect to the Offering except the obligations expressly set forth in this Agreement, (d) the Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of either BEPC or the Partnership, (e) none of the activities of the Underwriters in connection with the offering of the Exchangeable Shares and Additional Exchangeable Shares, if any, constitutes a recommendation, investment advice or solicitation or any action by the Underwriters with respect to either BEPC or the Partnership and (f) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the Offering and each of BEPC and the Partnership has consulted its own legal, accounting, regulatory and tax advisors to the extent it deems appropriate.

23.10	BEPC, the Partnership and each of the Underwriters hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

23.11	The obligation of BEPC or the Partnership in respect of any sum due to any Underwriter under this Agreement shall, notwithstanding any judgment in a currency other than U.S. dollars or any other applicable currency (the “Judgment Currency”), not be discharged until the first business day, following receipt by such Underwriter of any sum adjudged to be so due in the Judgment Currency, on which (and only to the extent that) such Underwriter may in accordance with normal banking procedures purchase U.S. dollars or any other applicable currency with the Judgment Currency; if the U.S. dollars or other applicable currency so purchased are less than the sum originally due to such Underwriter hereunder, BEPC and/or the Partnership agrees, as a separate obligation and notwithstanding any such judgment, to indemnify such Underwriter against such loss. If the U.S. dollars or other applicable currency so purchased are greater than the sum originally due to such Underwriter hereunder, such Underwriter agrees to pay to BEPC and/or the Partnership an amount equal to the excess of the U.S. dollars or other applicable currency so purchased over the sum originally due to such Underwriter hereunder.

23.12	Recognition of the U.S. Special Resolution Regimes.

(a)	In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b)	In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

As used in this Section 23.12:

(i)	“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

(ii)	“Covered Entity” means any of the following:

(A)	a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(B)	a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(C)	a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

(iii)	“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

(iv)	“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

23.13	The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

23.14	Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

[Signature Pages Follow]

Please confirm your acceptance of this offer by signature of an authorized officer or officers in the space set forth below.

Yours very truly,

SCOTIA CAPITAL INC.

By:	/s/ Thomas Kurfurst
Name: Thomas Kurfurst
Title: Managing Director and Sector Head, Power & Utilities

BMO NESBITT BURNS INC.

By:	/s/ Daniel Armstrong
Name: Daniel Armstrong
Title: Managing Director

TD SECURITIES INC.

By:	/s/ John Kroeker
Name: John Kroeker
Title: Managing Director

CIBC WORLD MARKETS INC.

By:	/s/ Kelsen Vallee
Name: Kelsen Vallee
Title: Managing Director

RBC DOMINION SECURITIES INC.

By:	/s/ Robert Nicholson
Name: Robert Nicholson
Title: Managing Director

BOFA SECURITIES, INC.

By:	/s/ Fabrizio Wittenburg
Name: Fabrizio Wittenburg
Title: Managing Director

NATIONAL BANK FINANCIAL INC.

By:	/s/ Martin Robitaille
Name: Martin Robitaille
Title: Head of Investment Banking Quebec and Global Power, Utilities, and Infrastructure

WELLS FARGO SECURITIES CANADA, LTD.

By:	/s/ Darin Deschamps
Name: Darin Deschamps
Title: Head: Wells Fargo Securities Canada, Ltd.

CITIGROUP GLOBAL MARKETS CANADA INC.

By:	/s/ Grant Kernaghan
Name: Grant Kernaghan
Title: Chairman and CEO

DEUTSCHE BANK SECURITIES INC.

By:	/s/ John Perry
Name: John Perry
Title: Director

By:	/s/ Kristen Pugno
Name: Kristen Pugno
Title: Director

J.P. MORGAN SECURITIES CANADA INC.

By:	/s/ David Rawlings
Name: David Rawlings
Title: Managing Director

BARCLAYS CAPITAL CANADA INC.

By:	/s/ Erik Charbonneau
Name: Erik Charbonneau
Title: Managing Director

HSBC SECURITIES (CANADA) INC.

By:	/s/ David Loh
Name: David Loh
Title: Director

MIZUHO SECURITIES USA LLC

By:	/s/ Josh Weismer
Name: Josh Weismer
Title: Managing Director

DESJARDINS SECURITIES INC.

By:	/s/ Alan Fidler
Name: Alan Fidler
Title: Director, Investment Banking, Power & Infrastructure

IA PRIVATE WEALTH INC.

By:	/s/ Frank Lachance
Name: Frank Lachance
Title: Vice-President, Head of Capital Markets

MANULIFE SECURITIES INCORPORATED

By:	/s/ Stephen Arvanitidis
Name: Stephen Arvanitidis
Title: Managing Director, Capital Markets Group

RAYMOND JAMES LTD.

By:	/s/ Alan Kelly
Name: Alan Kelly
Title: Director

SERA GLOBAL SECURITIES CANADA LP

By:	/s/ Martha Tredgett
Name: Martha Tredgett
Title: Managing Partner

Accepted and agreed to as of the date first written above.

BROOKFIELD RENEWABLE CORPORATION

By:	/s/ Wyatt Hartley
Name: Wyatt Hartley
Title: Chief Financial Officer

BROOKFIELD RENEWABLE PARTNERS L.P., by its general partner, BROOKFIELD RENEWABLE PARTNERS LIMITED

By:	/s/ Jane Sheere
Name: Jane Sheere
Title: Secretary

Schedule A

The initial price to the public of the Exchangeable Shares: $33.80 per Exchangeable Share

The initial price to the public of the Units: $30.35 per Unit

Price of Unit sold by the Partnership to BAM Re Holdings Ltd.: $29.136 per Unit

Exchangeable Shares issued pursuant to the Offering: 7,430,000 (plus up to 1,110,000 Additional Exchangeable Shares issuable pursuant to the Over-Allotment Option)

Units issued pursuant to the Concurrent BEP Offering: 8,200,000 (plus up to 1,230,000 additional Units issuable pursuant to the over-allotment option in connection with the Concurrent BEP Offering)

Units sold by the Partnership to BAM Re Holdings Ltd: 5,148,270

Schedule B
Issuer Free Writing Prospectuses

1.	Press Release dated June 12, 2023.

2.	Term Sheet dated June 12, 2023.